     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1998

                                                     REGISTRATION NOS. 333-
                                                                       333-  -01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                 TRANSAMERICA CORPORATION                                    TRANSAMERICA CAPITAL III
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)          (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                         DELAWARE                                                    DELAWARE
              (STATE OR OTHER JURISDICTION OF                             (STATE OR OTHER JURISDICTION OF
              INCORPORATION OR ORGANIZATION)                              INCORPORATION OR ORGANIZATION)
                           6199                                                        6719
               (PRIMARY STANDARD INDUSTRIAL                                (PRIMARY STANDARD INDUSTRIAL
                CLASSIFICATION CODE NUMBER)                                 CLASSIFICATION CODE NUMBER)
                        94-0932740                                                  94-3286471
           (I.R.S. EMPLOYER IDENTIFICATION NO.)                        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              TRANSAMERICA PYRAMID

                             600 MONTGOMERY STREET
                            SAN FRANCISCO, CA 94111
                                 (415) 983-4000
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF EACH
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              SHIRLEY H. BUCCIERI
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            TRANSAMERICA CORPORATION
                              TRANSAMERICA PYRAMID
                             600 MONTGOMERY STREET
                            SAN FRANCISCO, CA 94111
                                 (415) 983-4000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                              GEOFFREY P. LEONARD
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                       OLD FEDERAL RESERVE BANK BUILDING
                               400 SANSOME STREET
                            SAN FRANCISCO, CA 94111

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of the Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                  AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                   TO BE             OFFERING PRICE           AGGREGATE             AMOUNT OF
       SECURITIES TO BE REGISTERED              REGISTERED              PER UNIT          OFFERING PRICE(1)     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
7 5/8% Capital Securities of Transamerica
  Capital III.............................     $190,000,000           100%                   $190,000,000            $56,050
7 5/8% Junior Subordinated Debentures of
  Transamerica Corporation(2).............               --            --                              --                 --
Transamerica Corporation Guarantee with
  respect to Capital Securities(3)........               --            --                              --                 --
Total(4)..................................     $190,000,000(5)        100%                   $190,000,000(5)         $56,050
=================================================================================================================================

(1) Estimated pursuant to Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Debentures were originally purchased by Transamerica Capital III with the proceeds of the sale of the Capital Securities by Transamerica Capital III. No separate consideration will be received for the Junior Subordinated Debentures distributed upon any liquidation of Transamerica Capital III.
(3) No separate consideration will be received for the Guarantee.
(4) This Registration Statement is deemed to cover: the Junior Subordinated Debentures; the rights of holders of the Junior Subordinated Debentures under the Indenture; the rights of holders of the Capital Securities under the Declaration of Trust; the rights of holders of the Capital Securities under the Guarantee; and certain backup undertakings as described herein.
(5) Such amount represents the aggregate liquidation amount of the Capital Securities to be exchanged hereunder and the principal amount of the Junior Subordinated Debentures that may be distributed to holders of the Capital Securities upon any liquidation of Transamerica Capital III.
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION: DATED MARCH 31, 1998

PROSPECTUS

                                  $190,000,000

                            TRANSAMERICA CAPITAL III

OFFER TO EXCHANGE ITS 7 5/8% CAPITAL TRUST PASS-THROUGH SECURITIES WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING 7 5/8% CAPITAL TRUST PASS-THROUGH SECURITIES (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY TRANSAMERICA CORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
      NEW YORK CITY TIME, ON                     , 1998, UNLESS EXTENDED.

     Transamerica Capital III (the "Trust"), a statutory business trust created under the laws of the State of Delaware, together with Transamerica Corporation, a Delaware corporation ("Transamerica"), as sponsor of the Trust, hereby offers upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $190,000,000 aggregate liquidation amount of its 7 5/8% Capital Trust Pass-through Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 7 5/8% Capital Trust Pass-through Securities (the "Old Capital Securities"), of which $190,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, Transamerica is also exchanging all of its outstanding 7 5/8% Junior Subordinated Deferrable Interest Debentures due 2037 (the "Old Subordinated Debt Securities"), of which $195,877,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 7 5/8% Junior Subordinated Deferrable Interest Debentures due 2037 (the "New Subordinated Debt Securities"), which New Subordinated Debt Securities also have been registered under the Securities Act. The Old Capital Securities and the Old Subordinated Debt Securities are collectively referred to herein as the "Old Securities" and the New Capital Securities and the New Subordinated Debt Securities are collectively referred to herein as the "New Securities." Transamerica's guarantee with respect to the payment of distributions and other payments on liquidation or redemption of the Old Capital Securities (the "Guarantee") will apply to the New Capital Securities. The Guarantee has also been registered under the Securities Act. See "Prospectus Summary," "Description of the Capital Securities," "Description of the Subordinated Debt Securities" and "Description of the Guarantee."

     The terms of the New Capital Securities are identical in all material respects to the respective terms of the Old Capital Securities, except that (i) the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution Rate thereon and (iii) the New Subordinated Debt Securities will not provide for any increase in the interest rate thereon. See "Description of the Capital Securities' and "Description of the Subordinated Debt Securities."

                                                        (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS FOR CERTAIN INFORMATION RELEVANT TO HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OF ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

             The date of this Prospectus is                , 1998.

(cover page continued)

     The New Capital Securities are being offered for exchange in order to satisfy certain obligations of Transamerica and the Trust under the Registration Rights Agreement, dated November 14, 1997 (the "Registration Rights Agreement"), among Transamerica, the Trust and Salomon Brothers Inc, as representative of the Initial Purchasers (as defined herein) of the Old Capital Securities. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together with the New Capital Securities issued in the Exchange Offer as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

     The Old Capital Securities represent, and the New Capital Securities when issued will represent, undivided beneficial interests in the assets of the Trust. The Old Capital Securities and the New Capital Securities are collectively referred to herein as the "Capital Securities." Transamerica owns all of the common securities of the Trust (the "Common Securities") representing undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Common Securities and the Capital Securities (together, the "Trust Securities") and investing the proceeds thereof in the Subordinated Debt Securities (as defined herein) and certain other limited activities described herein. The Old Subordinated Debt Securities and the New Subordinated Debt Securities are collectively referred to herein as the "Subordinated Debt Securities."

     The Old Subordinated Debt Securities and the Guarantee are, and the New Subordinated Debt Securities when issued will be, unsecured obligations of Transamerica and are or will be, as the case may be, subordinate and junior in right of payment to certain other indebtedness of Transamerica, as described herein. Upon a Declaration Event of Default (as defined herein), the holders of the Capital Securities will have a preference over the holders of the Common Securities with respect to payments of distributions and payments upon redemption, liquidation and otherwise.

     Holders of the Capital Securities are entitled to receive cumulative cash distributions at an annual rate of 7 5/8% per annum of the stated liquidation amount of $1,000 per Capital Security, accruing from the date of original issuance of the Old Capital Securities, and (subject to extensions of distribution payment periods described below) payable semiannually in arrears on November 15 and May 15 of each year, commencing May 15, 1998 ("distributions"). The payment of distributions on the Capital Securities out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of the Capital Securities, as set forth below, are guaranteed by Transamerica as provided in the Guarantee. The Guarantee covers payments of distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which funds will not be available except to the extent Transamerica has made payments of interest or principal or other payments on the Subordinated Debt Securities held by the Trust.

     The Guarantee, when taken together with Transamerica's obligations under the Subordinated Debt Securities, the Declaration, and the Indenture (as defined herein), including its obligations to pay costs, expenses, debts and other obligations of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by Transamerica of amounts due on the Capital Securities. See "Risk
Factors -- Guarantee Covers Distributions and Other Payments Only to the Extent the Trust Has Available Funds; Related Remedies." The obligations of Transamerica under the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Transamerica, rank pari passu with the obligations to or rights of Transamerica's other general unsecured creditors and are also effectively subordinate to claims of creditors of Transamerica's subsidiaries. As of December 31, 1997, Transamerica had $404.8 million of Senior Indebtedness (excluding indebtedness of Transamerica's subsidiaries guaranteed by Transamerica), and the indebtedness of Transamerica's subsidiaries aggregated $5.8 billion. There are no terms in the Subordinated Debt Securities, the Capital Securities or the Guarantee that limit the ability of Transamerica or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee.

(cover page continued)

     The Distribution Rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Subordinated Debt Securities, which are the sole assets of the Trust. As a result, if Transamerica does not make principal or interest payments on the Subordinated Debt Securities, the Trust will not have sufficient funds to make distributions on the Capital Securities, and the Guarantee will not apply to distributions for which the Trust has insufficient funds available. In such event, a holder of Capital Securities may institute a legal proceeding directly against Transamerica to enforce payment of such distributions to such holder. See "Description of the Capital Securities -- Declaration Events of Default."

     Transamerica has the right, subject to conditions set forth herein, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities at any time and from time to time for up to 10 consecutive semiannual periods (each such extended interest payment period, an "Extension Period"); provided that no Extension Period may extend beyond the maturity date of the Subordinated Debt Securities. If interest payments are so deferred, distributions on the Capital Securities and the Common Securities will also be deferred and Transamerica (subject to certain exceptions set forth herein) will not be permitted to declare or pay any such distributions with respect to Transamerica's capital stock or to make any payment with respect to debt securities of Transamerica that rank pari passu with or junior to the Subordinated Debt Securities. During any Extension Period, interest will continue to accrue on the Subordinated Debt Securities (and the amount of distributions to which holders of the Capital Securities are entitled will accumulate) at an annual rate of 7 5/8%, compounded semiannually (to the extent permitted by applicable law), for United States federal income tax purposes in respect of such deferred interest. As a result, during any Extension Period, holders of the Capital Securities will be required to include the deferred amount in their gross income for United States federal income tax purposes in advance of receipt of cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths, each up to 10 consecutive semiannual periods, throughout the term of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period," "Risk Factors -- Option to Extend Interest Payment Period For Up to Five Years and Consequent Deferral of Distributions on Capital Securities" and "United States Federal Income Taxation -- US Holders -- Original Issue Discount."

     The Subordinated Debt Securities will mature on November 15, 2037. The Subordinated Debt Securities are redeemable by Transamerica, in whole or in part, at par, together with accrued and unpaid interest thereon to the date of redemption, at any time upon the occurrence of a Tax Event (as defined herein) and receipt of a Redemption Tax Opinion (as defined herein), but are not otherwise redeemable at the option of Transamerica prior to maturity. If Transamerica redeems the Subordinated Debt Securities upon the occurrence of a Tax Event, or upon the maturity of the Subordinated Debt Securities, the Trust must redeem on a pro rata basis Trust Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed or matured, at a redemption price (the "Redemption Price") equal to $1,000 per Trust Security plus accrued and unpaid distributions on such Trust Security to the date fixed for redemption or maturity. See "Description of the Capital Securities -- Redemption." The Trust Securities will be redeemed upon maturity of the Subordinated Debt Securities, whereupon the Trust will be dissolved.

     Transamerica, as holder of all the outstanding Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event under certain circumstances) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by Transamerica), cause the Subordinated Debt Securities to be distributed to the holders of the Capital Securities and the Common Securities of the Trust on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

     In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by Transamerica), the holders of the Capital Securities generally will be entitled to receive for each Capital Security a liquidation amount of $1,000 plus accrued and unpaid distributions thereon to the date of payment, unless, in connection

(cover page continued)

with such dissolution, the Subordinated Debt Securities are distributed to the holders of the Trust Securities as would be required in certain circumstances. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution" and "Description of the Subordinated Debt Securities."

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, Transamerica and the Trust believe that the New Capital Securities issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of Transamerica or the Trust as defined under Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act; provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered and will not consider the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. By tendering the Old Capital Securities in exchange for New Capital Securities, each holder other than a broker-dealer, will represent to Transamerica and the Trust that: (i) it is not an affiliate of Transamerica or the Trust (as defined under Rule 405 of the Securities Act); (ii) any New Capital Securities to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of the New Capital Securities and has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Capital Securities.

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. Transamerica and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business 180 days after such date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     In that regard, each Participating Broker-Dealer (as defined herein) who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from Transamerica or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until Transamerica or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or Transamerica or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed Transamerica and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly there can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither Transamerica nor the

(cover page continued)

Trust currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither Transamerica nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk
Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on             , 1998 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by Transamerica and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by Transamerica or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a liquidation amount of not less than $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 liquidation amount (1 Old Capital Security) in excess thereof. Transamerica has agreed to pay all expenses of the Exchange Offer, except as otherwise specified herein. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will pay cumulative distributions from the most recent Distribution Payment Date (as defined herein) on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no distributions have been paid on such Old Capital Securities, from November 14, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such distributions have been paid, will not receive any accumulated distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such distribution has been paid or duly provided for, from and after November 14, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old
Capital Securities as of             , 1998.

     Neither Transamerica nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with the Exchange Offer. See "Plan of Distribution."

     The New Capital Securities will be issued, and may be transferred, only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities). Any transfer, sale or other disposition of Capital Securities in a block having a liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TRANSAMERICA OR THE TRUST ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CAPITAL SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" OF ANY SUCH PLAN BY REASON OF SUCH PLAN'S INVESTMENT IN THE ENTITY (COLLECTIVELY, "PLANS"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                               TABLE OF CONTENTS

Available Information.......................................    7
Incorporation of Certain Documents by Reference.............    8
Summary.....................................................    9
Risk Factors................................................   16
Selected Consolidated Financial Information.................   22
Capitalization..............................................   23
Accounting Treatment........................................   23
Transamerica Corporation....................................   23
The Trust...................................................   24
The Exchange Offer..........................................   25
Description of the Capital Securities.......................   33
Description of the Guarantee................................   46
Description of the Subordinated Debt Securities.............   49
Effect of Obligations Under the Subordinated Debt Securities
  and the Guarantee.........................................   58
United States Federal Income Taxation.......................   59
Plan of Distribution........................................   63
ERISA Considerations........................................   63
Legal Matters...............................................   65
Experts.....................................................   65

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             AVAILABLE INFORMATION

     Transamerica is subject to the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Any reports and other information filed by Transamerica with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in Chicago, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and in New York, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the Commission. In addition, such reports, proxy statements and other information can be inspected at The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104, on which the common stock of Transamerica is traded.

     No separate financial statements of the Trust have been included herein. Transamerica does not consider that such financial statements would be material to holders of Capital Securities because (i) all of the voting securities of the Trust are owned by Transamerica, (ii) the Trust has no independent operations and exists for the sole purpose of issuing and selling securities representing undivided beneficial interests in the assets of the Trust, investing the proceeds thereof in the Subordinated Debt Securities and engaging in activities necessary or incidental thereto, including the Exchange Offer and (iii) the obligations of the Trust under the Trust Securities are fully and unconditionally guaranteed by Transamerica to the extent the Trust has funds available to meet such obligations. In addition, Transamerica does not expect that the Trust will be filing reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all exhibits thereto, the "Registration Statement") filed by Transamerica and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement for further information with respect to Transamerica and the New Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by Transamerica with the Commission, are incorporated by reference in this Prospectus:

          Transamerica's Annual Report on Form 10-K for the year ended December 31, 1997.

     All documents filed by Transamerica pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     TRANSAMERICA WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: THE OFFICE OF THE CORPORATE SECRETARY, TRANSAMERICA CORPORATION, 600 MONTGOMERY STREET, SAN FRANCISCO, CALIFORNIA 94111 (TELEPHONE: (415) 983-4182). IN ORDER TO ENSURE
TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY             ,
1998.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere or incorporated by reference herein. Holders of Old Capital Securities should consider carefully the factors set forth herein under "Risk Factors." As used in this Prospectus, "Transamerica" includes its predecessors and subsidiaries, except as the context otherwise may require.

                            TRANSAMERICA CAPITAL III

     The Trust is a statutory business trust continued under Delaware law pursuant to (i) an amended and restated declaration of trust executed by Transamerica, as sponsor for the Trust, the Issuer Trustees (as defined herein) and the Administrators (as defined herein) for the Trust and (ii) a certificate of trust filed with the Delaware Secretary of State on October 31, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities, (iii) effecting the Exchange Offer, and (iv) engaging in only those other activities necessary or incidental thereto. All of the Common Securities of the Trust are owned by Transamerica. The principal place of business of the Trust is c/o Transamerica Corporation, 600 Montgomery Street, San Francisco, California 94111 (Telephone: (415) 983-4000).

                            TRANSAMERICA CORPORATION

     Transamerica Corporation is a financial services organization which engages, primarily through its subsidiaries, in life insurance, commercial lending, leasing and real estate services. At December 31, 1997, Transamerica had consolidated assets of $51.2 billion and total stockholders' equity of $4.9 billion. For the year ended December 31, 1997, Transamerica had revenues of $5.7 billion and net income of $793.8 million. Transamerica was incorporated in Delaware in 1928.

     Because Transamerica is a holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent that Transamerica is a creditor of the subsidiaries recognized as such.

     The principal executive offices of Transamerica are located at 600 Montgomery Street, San Francisco, California 94111 (Telephone: (415) 983-4000).

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER      Up to $190,000,000 aggregate liquidation amount of New
                        Capital Securities are being offered in exchange for a like aggregate liquidation amount of Old Capital
                        Securities. Old Capital Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. Transamerica and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights
                        Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital
                        Securities, see "The Exchange Offer -- Procedures for
                        Tendering Old Capital Securities."

EXPIRATION DATE         5:00 p.m., New York City time, on                     ,
                        1998 (such time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by Transamerica and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See
                        "The Exchange Offer -- Expiration Date; Extensions;
                        Amendments."

CONDITIONS TO THE
EXCHANGE OFFER          The Exchange Offer is subject to certain conditions,
                        which may be waived by Transamerica and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old
                        Capital Securities being tendered. See "The Exchange
                        Offer -- Conditions to the Exchange Offer." Transamerica and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old
                        Capital Securities tendered pursuant to the Exchange
                        Offer, subject, however, to the right of holders of Old
                        Capital Securities to withdraw their tendered Old
                        Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Expiration Date;
                        Extensions; Amendments."

WITHDRAWAL RIGHTS       Tenders of Old Capital Securities may be withdrawn at
                        any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent (as defined herein) in conformity with certain procedures set forth below under "The Exchange
                        Offer -- Withdrawal Rights."

PROCEDURES FOR TENDERING
  OLD CAPITAL SECURITIESTendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such nominee promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities." Letters of Transmittal and certificates representing Old Capital Securities should not be sent to Transamerica or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange
                        Offer -- Exchange Agent."

RESALES OF NEW CAPITAL
  SECURITIES            Based on interpretations by the staff of the Commission
                        as set forth in no-action letters issued to third parties, Transamerica and the Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of Transamerica or the Trust as defined under Rule 405 of the Securities Act) who exchange their Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New
                        Capital Securities for resale, resell such New Capital
                        Securities and otherwise transfer such New Capital
                        Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital
                        Securities. However, the
                        staff of the Commission has not considered and will not consider the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.
                        However, any holder of Old Capital Securities who is an "affiliate" of Transamerica or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and
                        (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old
                        Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital
                        Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital
                        Securities.

                        Each holder of Old Capital Securities (other than certain specified holders) who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of Transamerica or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, and (iii) it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities and has no arrangement or understanding to participate in a distribution of New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, Transamerica and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under

                        "The Exchange Offer -- Resales of New Capital Securities," Transamerica and the Trust have agreed to allow the Participating Broker-Dealers to use this Prospectus in connection with resales of such New Capital Securities for a period of 180 days after the Expiration Date. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of Transamerica or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

EXCHANGE AGENT          The exchange agent with respect to the Exchange Offer is
                        The First National Bank of Chicago (the "Exchange
                        Agent"). The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in "The
                        Exchange Offer  -- Exchange Agent" and in the Letter of
                        Transmittal.

UNITED STATES FEDERAL
  INCOME TAXATION,
  ERISA CONSIDERATIONS  Holders of Old Capital Securities and prospective purchasers of New Capital Securities should review the information set forth under "United States Federal Income Taxation" and "ERISA Considerations" prior to tendering Old Capital Securities in the Exchange Offer or purchasing such New Capital Securities, as the case may be.

                           THE NEW CAPITAL SECURITIES

SECURITIES OFFERED      Up to $190,000,000 aggregate liquidation amount of the
                        Trust's 7 5/8% Capital Trust Pass-through Securities which have been registered under the Securities Act
                        (liquidation amount $1,000 per Capital Security). The
                        New Capital Securities will be issued, and the Old
                        Capital Securities were issued, under the Declaration.
                        The New Capital Securities and any Old Capital
                        Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the Capital
                        Securities -- General." The terms of the New Capital
                        Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New
                        Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital
                        Securities and will not provide for any increase in the Distribution Rate thereon. See "The Exchange
                        Offer -- Purpose and Effect of the Exchange Offer" and
                        "Description of the Capital Securities."

DISTRIBUTIONS           Holders of the New Capital Securities are entitled to
                        receive cumulative cash distributions at a rate per annum of 7 5/8% of the stated liquidation amount of $1,000 per Capital Security, accruing from the original date of issuance of the Old Capital Securities, and (subject to the possible extension of distribution payment periods described below) payable semiannually, in arrears, on November 15 and May 15 of each year, commencing May 15, 1998. See "Description of the Capital
                        Securities -- Distributions."

OPTION TO EXTEND
INTEREST PAYMENT PERIOD Transamerica has the right, at any time, subject to certain conditions, to defer payments of interest on the Subordinated Debt Securities for one or more

                        Extension Periods, each not exceeding 10 consecutive semiannual periods; provided, that no Extension Period may extend beyond the maturity date of the Subordinated Debt Securities. As a consequence of Transamerica's extension of the interest payment period on the Subordinated Debt Securities, distributions on the Capital Securities would be deferred but interest would continue to accrue at an annual rate of 7 5/8%, compounded semiannually (to the extent permitted by law), during any such Extension Period. In the event that Transamerica exercises its right to extend an interest payment period, then during any Extension Period, subject to certain exceptions, (i) Transamerica shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock, or make any guarantee payments with respect to the foregoing and (ii) Transamerica shall not make any payment of interest on or principal of, or repay, repurchase or redeem, any debt securities issued by Transamerica which rank pari passu with or junior to the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Transamerica may commence a new Extension Period, subject to certain requirements. See "Description of the Subordinated Debt
                        Securities -- Option to Extend Interest Payment Period." Should an Extension Period occur with respect to the Capital Securities, holders of the Capital Securities will continue to recognize interest income at an annual rate of 7 5/8%, compounded semiannually (to the extent permitted by law), for United States federal income tax purposes notwithstanding the deferred receipt of payments which accrue during the Extension Period. As a result, such holders will be required to include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and such holders will not receive the cash from the Trust related to such income if such holders dispose of such Capital Securities prior to the record date for payment of distributions. See "United States Federal Income Taxation -- US Holders -- Original Issue Discount."

REDEMPTION UPON
  MATURITY Upon the repayment of the Subordinated Debt Securities at maturity, the proceeds from such repayment will be applied by the Institutional Trustee (as defined herein) to redeem a like amount of Trust Securities upon the terms and conditions described herein. See "Description of the Capital Securities -- Redemption."

TAX EVENT REDEMPTION    Transamerica has the right to redeem the Subordinated
                        Debt Securities at any time, in whole or in part, upon the occurrence of a Tax Event and receipt of a Redemption Tax Opinion as described under "Description of the Capital Securities -- Redemption," at a redemption price equal to 100% of the principal amount of Subordinated Debt Securities being redeemed plus any accrued but unpaid interest to the redemption date. See
                        "Description of the Subordinated Debt
                        Securities -- Redemption." If Transamerica so redeems the Subordinated Debt Securities, the proceeds from such redemption will be applied by the Institutional Trustee to redeem a like amount of Trust Securities outstanding on a pro rata basis, upon the terms and conditions described herein. See "Description of the Capital
                        Securities -- Redemption." The Subordinated Debt
                        Securities are not otherwise redeemable at the option of Transamerica prior to maturity.

LIQUIDATION             Transamerica, as the holder of all of the outstanding
                        Common Securities, has the right at any time to dissolve the Trust (including, without limitation, upon the occurrence of a Tax Event under certain circumstances) and, after satisfaction of liabilities to creditors of the Trust
                        (to the extent not satisfied by Transamerica), cause the Subordinated Debt Securities to be distributed to the holders of the Capital Securities and the Common
                        Securities of the Trust on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust. In addition, the Trust will be dissolved and liquidated under certain other circumstances. See "Description of the Capital
                        Securities -- Liquidation Distribution Upon
                        Dissolution."

LIQUIDATION AMOUNT      In the event of the voluntary or involuntary
                        liquidation, dissolution, winding-up or termination of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by Transamerica), holders of the Capital Securities will be entitled to receive $1,000 per Capital Security plus an amount equal to any accrued and unpaid distributions thereon to the date of payment, unless the Subordinated
                        Debt Securities are distributed to holders of the Trust
                        Securities in exchange therefor. See "Description of Capital Securities -- Liquidation Distribution Upon
                        Dissolution."

VOTING RIGHTS           Holders of the Capital Securities will have limited
                        voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as the holder of the Subordinated Debt Securities. Holders of the Capital
                        Securities will not be entitled to appoint, remove or replace the Institutional Trustee or the Delaware
                        Trustee (as defined herein) except upon the occurrence of an Indenture Event of Default (as defined herein).
                        See "Description of the Capital Securities -- Voting
                        Rights" and "-- Removal of Issuer Trustees; Appointment of Successors."

THE GUARANTEE           The payment of distributions on the Capital Securities
                        out of moneys held by the Trust, payment on liquidation of the Trust and payment upon the redemption of the Capital Securities are guaranteed by Transamerica as described herein under "Description of the Guarantee."
                        The Guarantee covers payments of distributions and other payments on the Capital Securities only if and to the extent that the Trust has funds available therefor, which funds will not be available except to the extent
                        Transamerica has made payments of interest or principal on the Subordinated Debt Securities. The Guarantee, when taken together with Transamerica's obligations under the Subordinated Debt Securities, the Declaration and the
                        Indenture, including its obligations to pay costs, expenses, debts and other liabilities of the Trust
                        (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by Transamerica of amounts due on the Capital Securities. Transamerica has also agreed separately to guarantee the obligations of the Trust with respect to the Common Securities as described herein under "Description of the Guarantee -- General."

RANKING The Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that, upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the Capital Securities -- General." The Subordinated Debt Securities will rank pari passu with $200,000,000 in aggregate principal amount of 9 1/8% Junior Subordinated Deferrable Interest Debentures, Series A, due 2024 of Transamerica (the "Outstanding Debentures I"), $100,000,000 in aggregate principal amount of 7.80% Junior Subordinated Deferrable Interest Debentures due 2026 of Transamerica (the "Outstanding

                        Debentures II") and $225,000,000 in aggregate principal amount of 7.65% Junior Subordinated Deferrable Interest Debentures due 2026 of Transamerica (the "Outstanding Debentures III," and together with the Outstanding Debentures I and the Outstanding Debentures II, the "Outstanding Subordinated Debentures") and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "Description of the Subordinated Debt Securities -- Subordination." The Guarantee will constitute an unsecured obligation of Transamerica and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the Guarantee to all Senior Indebtedness. See "Description of the Guarantee."

RATINGS The New Capital Securities are expected to be rated "A-" by Standard & Poor's Ratings Services and "a2" by Moody's Investors Service, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

TRANSFER RESTRICTIONS   The Capital Securities will be issued and may be
                        transferred only in blocks having an aggregate stated liquidation amount of not less than $100,000. Any such transfer of the Capital Securities in a block having an aggregate stated liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. See "Description of the Capital
                        Securities -- Restrictions on Transfer."

ERISA CONSIDERATIONS    Prospective purchasers must carefully consider the
                        restrictions on purchase set forth under "ERISA
                        Considerations."

FORM OF CAPITAL
SECURITIES              The Old Capital Securities are represented by a global
                        certificate or certificates registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the New Capital Securities will be represented by a global certificate or certificates and will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except in limited circumstances described herein, New Capital
                        Securities in certificated form will not be issued in exchange for the global certificate or certificates. See
                        "Description of the Capital Securities -- Book-Entry
                        Only Issuance -- The Depository Trust Company."

ABSENCE OF MARKET FOR
THE CAPITAL SECURITIES  The Capital Securities will be a new issue of securities for which there is currently no market. There can be no assurance as to the development or liquidity of any market for the Capital Securities.

TRADING PRICE           Because the Capital Securities pay distributions at a
                        fixed rate based on the fixed interest rate payable on the Subordinated Debt Securities, the trading price on the Capital Securities is likely to decline if interest rates rise.

     For additional information with respect to the Capital Securities, see "Description of the Capital Securities," "Description of the Guarantee," "Description of the Subordinated Debt Securities," and "United States Federal Income Taxation."

                                  RISK FACTORS

     Prior to deciding whether to participate in the Exchange Offer, holders of Old Capital Securities should carefully review the information contained elsewhere, or incorporated by reference, in this Prospectus and should particularly consider the following matters:

ABSENCE OF PUBLIC TRADING MARKET

     The Old Capital Securities were issued to, and Transamerica believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of Transamerica or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 Capital Securities). Transamerica and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market for the New Capital Securities develops, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of Transamerica, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of Transamerica or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBT SECURITIES

     The obligations of Transamerica under the Guarantee and the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of Transamerica and rank pari passu with obligations to or rights of Transamerica's other general unsecured creditors, including the holders of the Outstanding Subordinated Debentures. No payment of principal of (including redemption payments, if any) or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of Transamerica is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of Transamerica has been accelerated because of a default. As of December 31, 1997, Transamerica had $404.8 million of Senior Indebtedness (excluding indebtedness of Transamerica's subsidiaries guaranteed by Transamerica), and the indebtedness of Transamerica's subsidiaries aggregated $5.8 billion. There are no terms in the Capital Securities, the Subordinated Debt Securities, or the Guarantee that limit the ability of Transamerica or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Guarantee. See "Description of the Guarantee -- Status of the Guarantee" and "Description of the Subordinated Debt Securities."

     Because Transamerica is a holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent that Transamerica is a creditor of the subsidiaries recognized as such.

GUARANTEE COVERS DISTRIBUTIONS AND OTHER PAYMENTS ONLY TO THE EXTENT THE TRUST HAS AVAILABLE FUNDS; RELATED REMEDIES

     The terms of the Guarantee are those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), under which The First National Bank of Chicago will act as trustee (the "Guarantee Trustee"). The Guarantee has been qualified under the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

     The Guarantee guarantees to the holders of the Capital Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Capital Securities, to the extent the Trust has funds available therefor,
(ii) the Redemption Price, including all accrued and unpaid distributions to the date of redemption with respect to Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of the payment, to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust.

     The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against Transamerica to enforce the Guarantee Trustee's rights without first instituting any legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Transamerica were to default on its obligation to pay amounts payable on the Subordinated Debt Securities, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, each holder of the Capital Securities would rely on the enforcement (i) by the Institutional Trustee of its rights as registered holder of the Subordinated Debt Securities against Transamerica pursuant to the terms of the Subordinated Debt Securities or (ii) by such holder of the Capital Securities of the Institutional Trustee's right against Transamerica to enforce payments of principal of and interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of Capital Securities of such holder. See "Description of the Capital Securities," "Description of the Guarantee," and "Description of the Subordinated Debt Securities." The Declaration provides that each holder of the Capital Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture, including the subordination provisions thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If a Declaration Event of Default with respect to the Trust occurs and is continuing, then the holders of the Capital Securities would, except as provided below, rely on the enforcement by the Institutional Trustee of its rights as holder of the Subordinated Debt Securities against Transamerica. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee with respect to the Capital Securities or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against Transamerica to enforce the rights of the Institutional Trustee under the Subordinated Debt Securities, without first instituting any legal proceeding against such Institutional Trustee or any other person.

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Transamerica to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable, after giving effect to any Extension Period (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute a legal proceeding directly against Transamerica for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, Transamerica, as the holder of the Common Securities, will be subrogated to the rights of such holder of the Capital Securities under the Declaration to the extent of any payment made by Transamerica to the holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Description of the Capital Securities -- Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD FOR UP TO FIVE YEARS AND CONSEQUENT DEFERRAL OF DISTRIBUTIONS ON CAPITAL SECURITIES

     Transamerica has the right, subject to certain conditions, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, for one or more Extension Periods, each not exceeding 10 consecutive semiannual periods; provided that no Extension Period may extend beyond the maturity date of the Subordinated Debt Securities. During each such Extension Period, semiannual distributions on the Capital Securities would also be deferred but would continue to accrue, despite such deferral, with interest thereon compounded semiannually, to the extent permitted by law, by the Trust. In the event Transamerica exercises this right to defer interest payments and such deferral is continuing, or if there shall have occurred and be continuing any Indenture Event of Default or if Transamerica shall fail to perform any of its payment or other obligations under the Guarantee, (i) Transamerica shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (a) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by Transamerica of its obligations under any employee benefit plans, (b) as a result of a reclassification of Transamerica's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of Transamerica's capital stock or rights to acquire such capital stock for another class or series of Transamerica's capital stock or rights to acquire such capital stock, (c) the purchase of fractional interests in shares of Transamerica's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (d) dividends and distributions made on Transamerica's capital stock or rights to acquire such capital stock with Transamerica's capital stock or rights to acquire such capital stock) or make any guarantee payments with respect to the foregoing and (ii) Transamerica shall not make any payment of interest or principal on or repay, repurchase or redeem any debt securities issued by Transamerica that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, Transamerica may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further consecutive extensions, may not exceed 10 consecutive semiannual periods or extend beyond the maturity date of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Transamerica may commence a new Extension Period, subject to the terms set forth herein. See "Description of the Capital Securities --

Distributions" and "Description of the Subordinated Debt Securities -- Option to Extend Interest Payment Period" and "-- Certain Covenants."

     During each Extension Period, each holder of the Capital Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of the Capital Securities. In such event, each holder of the Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash, and will not receive cash related to such income from the Trust if such holder disposes of its Capital Securities prior to the record date for payment of such deferred interest. See "United States Federal Income Taxation -- US Holders -- Original Issue Discount."

     Transamerica has no current intention of exercising its right to defer payments of interest on the Subordinated Debt Securities. However, should Transamerica determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of Transamerica's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial interests in the Subordinated Debt Securities) may be more volatile than other securities on which OID accrues that do not have such rights.

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBT SECURITIES; TAX EVENT REDEMPTION

     Transamerica, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including without limitation upon the occurrence of a Tax Event and the receipt of a Redemption Tax Opinion) and, after satisfaction of liabilities to creditors of the Trust (to the extent not paid by Transamerica), cause the Subordinated Debt Securities to be distributed to the holders of the Capital Securities and the Common Securities on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust. See "Description of the Capital
Securities -- Liquidation Distribution Upon Dissolution." Upon the occurrence of a Tax Event and receipt of a Redemption Tax Opinion as described under "Description of the Capital Securities -- Redemption," Transamerica will have the right to redeem the Subordinated Debt Securities, in whole or in part, in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent the Subordinated Debt Securities are redeemed by Transamerica. See "Description of the Capital Securities -- Redemption."

     Under current United States federal income tax law, a distribution of the Subordinated Debt Securities upon the dissolution of the Trust generally would not be a taxable event to holders of the Capital Securities. However, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- US Holders -- Receipt of Subordinated Debt Securities or Cash upon Liquidation of Trust."

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offering made hereby or in the secondary market, or the Subordinated Debt Securities that a holder of Capital Securities may receive on dissolution and liquidation of the Trust, may trade in the secondary market at a discount to the price paid to purchase the Capital Securities offered hereby. Because the ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon Transamerica making payments on the Subordinated Debt Securities as and when required, and because holders of the Capital Securities may receive the Subordinated Debt Securities upon dissolution and liquidation of the Trust, prospective purchasers of the Capital Securities are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein and evaluate the credit risk of Transamerica. See "Description of the Capital Securities" and "Description of the Subordinated Debt Securities."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Indenture contains no provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving Transamerica that may adversely affect such holders. See "Description of the Subordinated Debt Securities."

LIMITED VOTING RIGHTS

     Holders of the Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Trust's rights as the holder of the Subordinated Debt Securities. Holders of the Capital Securities will not be entitled to appoint, remove or replace the Institutional Trustee or the Delaware Trustee except upon the occurrence of an Indenture Event of Default. Holders of Capital Securities will not be entitled to appoint, remove or replace the Administrators. The Institutional Trustee and holders of a majority of the stated liquidation amount of the Common Securities may amend the Declaration without the consent of holders of the Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust and will not be required to be registered as an investment company under the 1940 Act (as defined herein) or to ensure that the Declaration will be qualified under the Trust Indenture Act, even if such action adversely affects the interests of such holders. See "Description of the Capital Securities -- Voting Rights,"
"-- Removal of the Issuer Trustees; Appointment of Successors" and
"-- Modification of the Declaration."

POSSIBLE DECLINE OF TRADING PRICE

     Because the Capital Securities pay distributions at a fixed rate based upon the fixed interest rate payable on the Subordinated Debt Securities, the trading price of the Capital Securities may decline if interest rates rise.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). Transamerica and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected, and any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Declaration and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of the Capital Securities -- General." If, under certain circumstances set forth in the Registration Rights Agreement, the Exchange Offer is not consummated on or prior to the 225th day following the date of original issuance of the Old Subordinated Debt Securities and the Old Capital Securities (subject to extension in certain circumstances), interest will accrue (in addition to the stated interest thereon) from and including the next day following such 225-day period. Such additional interest (the "Special Payment") will be payable in cash semiannually in arrears on each Distribution Payment Date or each Interest Payment Date (as defined herein), at a rate per annum equal to 0.25% of the principal amount or liquidation amount, as applicable, of the Old Subordinated Debt Securities and the Old Capital Securities. The aggregate amount of Special Payment payable pursuant to the above provisions will in no event exceed 0.25% per annum of the principal amount or the liquidation amount, as applicable, of the Old Subordinated Debt Securities and the Old Capital Securities. Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution Rate thereon. The New Capital Securities will not be entitled to any such increase in the Distribution Rate thereon. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer."

EXCHANGE OFFER PROCEDURES

     Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

                            TRANSAMERICA CORPORATION

     The selected consolidated financial information contained in the following table is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                                                             YEARS ENDED DECEMBER 31
                                            ---------------------------------------------------------
                                              1993        1994        1995        1996        1997
                                            ---------   ---------   ---------   ---------   ---------
                                                      (IN MILLIONS, EXCEPT FOR SHARE DATA)
Revenues..................................  $ 4,159.0   $ 4,663.9   $ 5,170.3   $ 5,311.7   $ 5,726.5
Income from continuing operations.........  $   354.5   $   336.9   $   390.1   $   501.5   $   532.0
Income (loss) from discontinued
  operations..............................       46.0        90.3        80.4       (45.2)      261.8
Extraordinary loss on early extinguishment
  of debt.................................      (23.1)
                                            ---------   ---------   ---------   ---------   ---------
Net income................................  $   377.4   $   427.2   $   470.5   $   456.3   $   793.8
                                            =========   =========   =========   =========   =========
Earnings per common share:
Basic:
Income from continuing operations.........  $    4.22   $    4.21   $    5.41   $    7.27   $    8.12
Income (loss) from discontinued
  operations..............................       0.58        1.24        1.17       (0.68)       4.05
Extraordinary loss on early extinguishment
  of debt.................................      (0.29)
                                            ---------   ---------   ---------   ---------   ---------
Net income................................  $    4.51   $    5.45   $    6.58   $    6.59   $   12.17
                                            =========   =========   =========   =========   =========
Diluted:
Income from continuing operations.........  $    4.12   $    4.13   $    5.31   $    7.10   $    7.87
Income (loss) from discontinued
  operations..............................       0.57        1.23        1.15       (0.66)       3.92
Extraordinary loss on early extinguishment
  of debt.................................      (0.28)
                                            ---------   ---------   ---------   ---------   ---------
Net income................................  $    4.41   $    5.36   $    6.46   $    6.44   $   11.79
                                            =========   =========   =========   =========   =========
Average number of common shares
  outstanding.............................       78.5        72.6        68.8        66.6        64.7
Ratio of earnings from continuing
  operations to fixed charges(1)..........       2.47        2.55        2.36        2.52        2.32
Balance sheet data (at period end):
Total assets..............................  $35,956.6   $40,299.0   $47,952.6   $49,931.2   $51,172.9
Notes and loans payable:
  Short-term and current portion of
     long-term debt.......................    2,023.0     1,684.0       996.3     1,241.3       998.6
  Long-term debt..........................    5,681.0     7,489.1     9,341.5     9,087.0     5,236.7
Stockholders' equity(2)...................    3,363.5     2,735.8     4,299.9     4,140.6     4,881.3
Book value per common share(2)............      38.46       34.87       58.61       57.99       77.60

---------------
(1) The consolidated ratios of earnings from continuing operations to fixed charges were computed by dividing income from continuing operations before fixed charges and income taxes by the fixed charges. Fixed charges consist of interest and debt expense, minority interest charges related to certain securities of affiliates and one-third of rent expense, which approximates the interest factor.

(2) In the first quarter of 1994, Transamerica adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which resulted in all of Transamerica's investments in debt securities being reported at fair value. There is no effect on the income statement from the adoption of this new accounting standard and prior periods have not been restated.

                                 CAPITALIZATION

     The following table sets forth the consolidated short-term obligations and capitalization of Transamerica as of December 31, 1997, which reflects the sale of the Capital Securities and the application of the net proceeds thereof. The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of Transamerica.

                                                                DECEMBER 31, 1977
                                                                -----------------
                                                                  (IN MILLIONS)
Short-term debt and current portion of long-term debt.......        $   998.6
Life insurance policy liabilities...........................         30,141.9
Other liabilities...........................................          2,096.9
Long-term debt(1)...........................................          5,236.7
Minority interest in capital securities of affiliates(2)....            715.0
Stockholders' equity:
  Common stock, par value $1.00 per share; 150,000,000
     shares authorized; 62,904,108 shares outstanding, after
     deducting 16,834,354 shares in treasury................             62.9
Retained earnings...........................................          3,330.8
Net unrealized gain from investments marked to fair value...          1,533.6
Foreign currency translation adjustments....................            (46.0)
                                                                    ---------
     Total stockholders' equity.............................          4,881.3
     Total capitalization (excluding life insurance policy
      liabilities, other liabilities and short-term
      obligations)..........................................        $10,833.0
                                                                    =========

---------------
(1) Senior Indebtedness of Transamerica, for purposes of the subordination provisions of the Subordinated Debt Securities, includes only indebtedness of Transamerica on an unconsolidated basis. As of December 31, 1997, such Senior Indebtedness aggregated $404.8 million. Because Transamerica is a holding company, the Subordinated Debt Securities are also effectively subordinated to all other long-term debt and short-term obligations set forth in the above table, as well as other liabilities of Transamerica's subsidiaries.

(2) As described herein, the sole assets of the Trust are the Subordinated Debt Securities with a principal amount of $190 million. The Subordinated Debt Securities bear interest at the rate of 7 5/8% per annum and will mature on November 15, 2037. Transamerica owns all of the Common Securities of the Trust. Upon redemption of the Subordinated Debt Securities, the Capital Securities will be mandatorily redeemable.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as an affiliate of Transamerica and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Transamerica. The Capital Securities will be presented in the consolidated balance sheet of Transamerica as a separate line item directly above stockholders' equity under the caption "Minority interest in capital securities of affiliates" and appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debt Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, Transamerica will record distributions payable on the Capital Securities as an expense in its consolidated statement of income.

                            TRANSAMERICA CORPORATION

     Transamerica is a financial services organization which engages, primarily through its subsidiaries, in life insurance, commercial lending, leasing and real estate services. At December 31, 1997, Transamerica had consolidated assets of $51.2 billion and total stockholders' equity of $4.9 billion. For the year ended December 31, 1997, Transamerica had revenues of $5.7 billion and net income of $793.8 million. Transamerica was incorporated in Delaware in 1928.

     The principal executive offices of Transamerica are located at 600 Montgomery Street, San Francisco, California 94111 (Telephone: (415) 983-4000).

                                   THE TRUST

     The Trust is a statutory business trust continued under Delaware law pursuant to (i) an amended and restated declaration of trust (the "Declaration") executed by Transamerica, as sponsor for the Trust (the "Sponsor"), the Issuer Trustees (as defined herein) and the Administrators (as defined herein) for the Trust and (ii) a certificate of trust filed with the Delaware Secretary of State on October 31, 1997. The Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities, (iii) effecting the Exchange Offer, including exchanging up to $190,000,000 aggregate principal amount of the Old Subordinated Debt Securities for up to $190,000,000 aggregate principal amount of the New Subordinated Debt Securities, and (iv) engaging in only those other activities necessary or incidental thereto. All of the Common Securities are directly owned by Transamerica. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that, upon a Declaration Event of Default, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. Transamerica acquired the Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Trust has a term of approximately 55 years, but may earlier dissolve as provided in the Declaration. Transamerica, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including without limitation upon the occurrence of a Tax Event and the receipt of a Redemption Tax Opinion) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by Transamerica), cause the Subordinated Debt Securities to be distributed to the holders of the Capital Securities and the Common Securities on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

     The Trust's business and affairs are conducted by its trustees and the Administrators, as set forth in the Declaration. The holders of the Capital Securities are not entitled to appoint, remove or replace any of the Trust's trustees except upon the occurrence of an Indenture Event of Default. The duties and obligations of the Trust's trustees are governed by the Declaration. One of the Trust's trustees is required to be a financial institution that is unaffiliated with Transamerica and is eligible to act as (i) institutional trustee (the "Institutional Trustee"), (ii) guarantee trustee under the Guarantee (the "Guarantee Trustee"), and (iii) indenture trustee pursuant to the Indenture (the "Indenture Trustee"). The First National Bank of Chicago, a national banking association, is the Institutional Trustee, Guarantee Trustee and Indenture Trustee. One of the Trust's trustees is required to be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee" and together with the Institutional Trustee, the "Issuer Trustees"). First Chicago Delaware Inc., an affiliate of the Institutional Trustee, is acting as Delaware Trustee. In addition, three individuals who are employees or officers of or affiliated with the holder of the majority in liquidation amount of the Common Securities, act as administrators with respect to the Trust (the "Administrators"). The Administrators were selected by the holders of a majority in liquidation amount of the Common Securities. The Administrators have only those ministerial duties set forth in the Declaration with respect to accomplishing the purposes of the Trust and are not intended to be trustees or fiduciaries with respect to the Trust or the holders of Capital Securities.

     The Institutional Trustee holds title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities, and the Institutional Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities. In addition, the Institutional Trustee maintains exclusive control of a separate segregated non-interest bearing trust account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities out of funds from the Property Account. Transamerica, as Sponsor, will not have the right to remove or replace the Institutional Trustee or the Delaware Trustee. The Indenture Trustee may be removed only under limited circumstances as provided in the Indenture. Transamerica has agreed to pay all costs, expenses, debts and other obligations related to the Trust (other than in respect of the Trust Securities) and the offering and sale of the Trust

Securities. See "Description of the Subordinated Debt
Securities -- Miscellaneous." The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Capital Securities." The principal place of business of the Trust is c/o Transamerica Corporation, 600 Montgomery Street, San Francisco, California 94111 (Telephone:
(415) 983-4000).

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, Transamerica and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which Transamerica and the Trust agreed, among other things, to file and to use their best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities which have been registered under the Securities Act with terms identical in all material respects to the terms of the Old Capital Securities. The Guarantee, which has been registered under the Securities Act, will apply to the New Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of Transamerica and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution Rate thereon. In that regard, if, under certain circumstances set forth in the Registration Rights Agreement, the Exchange Offer is not consummated on or prior to the 225th day following the date of original issuance of the Old Subordinated Debt Securities and the Old Capital Securities (subject to extension in certain circumstances), interest will accrue (in addition to the stated interest thereon) from and including the next day following such 225-day period. Such Special Payment will be payable in cash semiannually in arrears on each Distribution Payment Date or each Interest Payment Date (as defined herein), at a rate per annum equal to 0.25% of the principal amount or liquidation amount, as applicable, of the Old Subordinated Debt Securities and the Old Capital Securities. The aggregate amount of Special Payment payable pursuant to the above provisions will in no event exceed 0.25% per annum of the principal amount or the liquidation amount, as applicable, of the Old Subordinated Debt Securities and the Old Capital Securities. Upon consummation of the Exchange Offer, holders of Old Capital Securities that remain outstanding will not be entitled to any increase in the Distribution Rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     The Exchange Offer is not being made to, nor will Transamerica or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC. Pursuant to the Exchange Offer, Transamerica will exchange as soon as practicable after the date hereof, $195,877,000 aggregate principal amount of the Old Subordinated Debt Securities for a like aggregate principal amount of the New Subordinated Debt Securities. The New Subordinated Debt Securities have also been registered under the Securities Act.

TERMS OF THE EXCHANGE

     Transamerica and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $190,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $190,000,000 of New Capital Securities in exchange for a like liquidation amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus, $190,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding. Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for, or are tendered but not accepted in connection with, the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. Transamerica will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF TRANSAMERICA NOR THE ADMINISTRATORS OR ISSUER TRUSTEES OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
                    , 1998 unless the Exchange Offer is extended by Transamerica and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Transamerica and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if Transamerica and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by Transamerica and the Trust to constitute a material change, or if Transamerica and the Trust waive a material condition of the Exchange Offer, Transamerica or the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and Transamerica and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which Transamerica or the Trust may choose to make any public announcement and subject to applicable law, neither Transamerica nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, Transamerica and the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, Transamerica and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when Transamerica or the Trust gives oral or written notice to the Exchange Agent of Transamerica's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for Transamerica and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after Transamerica's and the Trust's acceptance for exchange of Old Capital Securities) or Transamerica or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to Transamerica's or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of Transamerica and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by Transamerica, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent on or prior to the Expiration Date, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of a tendering holder's Old Capital Securities are tendered, the tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with: (i) such tenders are made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The acceptance by Transamerica and the Trust for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement among the tendering holder, Transamerica and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by Transamerica and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Transamerica and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to Transamerica and the Trust, be unlawful. Transamerica and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     Transamerica's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither Transamerica, the Trust, any affiliates or assigns of Transamerica or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by Transamerica or the Trust, proper evidence satisfactory to Transamerica or the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     Based on interpretations by the staff of the Commission as set forth in no-action letters issued to third parties, Transamerica and the Trust believe that holders of Old Capital Securities (other than any holder that is an "affiliate" of Transamerica or the Trust as defined under Rule 405 of the Securities Act) who exchange their Old Capital Securities for New Capital Securities pursuant to the Exchange Offer may offer such New Capital Securities for resale, resell such New Capital Securities and otherwise transfer such New Capital Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Capital Securities and have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities. However, the staff of the Commission has not considered and will not consider the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. However, any holder of Old Capital Securities who is an "affiliate" of Transamerica or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities (other than certain specified holders) who wishes to exchange them for New Capital Securities in the Exchange Offer will be required to represent that: (i) it is not an "affiliate" of Transamerica or the Trust; (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities and has no arrangement or understanding to participate in a distribution of New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, Transamerica and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, Transamerica and the Trust have agreed to allow the Participating Broker-Dealers to use this Prospectus, as it may be amended or supplemented from time to time, in connection with resales of such New Capital Securities for a period of 180 days after the Expiration Date. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of Transamerica or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from Transamerica or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, such Participating Broker-Dealer will suspend the sale of New Capital Securities pursuant to this Prospectus until Transamerica or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or Transamerica or the Trust has given notice that the sale of the New Capital Securities may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate liquidation amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," then the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be re-tendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by Transamerica and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither Transamerica, the Trust, any affiliates or assigns of Transamerica or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Payment Date with respect to such Old Capital Securities prior to the original issue date of the New Capital

Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Payment Date or, if no such Distributions have been made, from and after November 14, 1997. However, because Distributions on the New Capital Securities will accumulate from such date, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, Transamerica and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an 'affiliate' of Transamerica or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities.

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in Transamerica's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or Transamerica to proceed with the Exchange Offer;

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in Transamerica's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or Transamerica to proceed with the Exchange Offer;

          (d) a banking moratorium shall have been declared by United States federal or New York State authorities which, in Transamerica's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or Transamerica to proceed with the Exchange Offer;

          (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in Transamerica's and the Trust's judgment, would reasonably be expected to impair the ability of the Trust or Transamerica to proceed with the Exchange Offer;

          (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of Transamerica or the Trust, threatened for that purpose or any government approval has not been obtained, which approval Transamerica and the Trust shall, in their sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (g) any change, or any development involving a prospective change, in the business or financial affairs of the Trust or Transamerica or any of its subsidiaries has occurred which, in the sole judgment of Transamerica and the Trust, might materially impair the ability of the Trust or Transamerica to proceed with the Exchange Offer.

     If Transamerica and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, Transamerica and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, Transamerica and the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and Transamerica and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letter of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                   The First National Bank of Chicago
                   c/o First Chicago Trust
                   Company of New York
                   14 Wall Street,
                   8th Floor, Window 2
                   New York, New York 10005
                   Telephone: (212) 240-8801
                   Facsimile: (212) 240-8938

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     Transamerica has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Transamerica will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither Transamerica nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     The Old Capital Securities have been issued and the New Capital Securities will be issued pursuant to the terms of the Declaration. The Institutional Trustee acts as trustee for the Capital Securities under the Declaration. The Declaration has been qualified under the Trust Indenture Act. The terms of the Capital Securities include those stated in the Declaration and those made part of such Declaration by the Trust Indenture Act and the Trust Act. The following summary of the material terms and provisions of Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which may be obtained from Transamerica or the Trust), the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Administrators to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities are owned by Transamerica. The Common Securities have equivalent terms to and rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except that, upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee holds legal title to the Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or upon liquidation of the Trust, are guaranteed by Transamerica as described under "Description of the Guarantee." The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions or other payments in respect of Capital Securities to the extent the Trust does not have available funds to pay such amounts. In such event, the remedy of holders of the Capital Securities would be, through the vote of holders of a majority in liquidation amount of the Capital Securities, to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities except in the circumstances in which a holder of such Capital Securities may take Direct Action. See "-- Declaration Events of Default" and "-- Voting Rights."

DISTRIBUTIONS

     Distributions on the Capital Securities are fixed at a rate per annum of 7 5/8% of the stated liquidation amount of $1,000 per Capital Security (the "Distribution Rate"). Distributions in arrears for more than one semiannual period will accrue on the Capital Securities at the distribution rate per annum of 7 5/8% thereof, compounded semiannually, to the extent permitted by law. The term "distribution" as used herein includes any such compounded distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semiannual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month.

     Distributions on the Capital Securities will be cumulative, will accrue from the original date of issuance of the Capital Securities, and will be payable, subject to extension of distribution payment periods as described herein, semiannually in arrears on November 15 and May 15 of each year (each, a "Distribution Payment Date"), commencing May 15, 1998, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

     Transamerica has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending at any time and from time to time the interest payment period for one or more Extension Periods, subject to the conditions described below, although such interest would continue to accrue on the Subordinated Debt Securities at a rate of 7 5/8% per annum, compounded semiannually (to the extent permitted by law), during any Extension Period. If such right is exercised, semiannual distributions on the Capital Securities will also be deferred though such distributions would continue to accrue at the distribution rate of 7 5/8% per annum, compounded semiannually (to the extent permitted by law), during any Extension Period. Such right to extend any interest payment period for the Subordinated Debt Securities is limited to one or more Extension Periods, each not exceeding 10 consecutive semiannual periods, and no Extension Period may be initiated while accrued interest from a prior, completed Extension Period is unpaid or while Transamerica is in default in the payment of interest that has become due and payable on the Subordinated Debt Securities, and no Extension Period may extend beyond the maturity date of the Subordinated Debt Securities. In the event that Transamerica exercises this right, then, during any Extension Period (i) Transamerica shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (a) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by Transamerica of its obligations under any employee benefit plans, (b) as a result of a reclassification of Transamerica's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of Transamerica's capital stock or rights to acquire such capital stock for another class or series of Transamerica's capital stock or rights to acquire such capital stock, (c) the purchase of fractional interests in shares of Transamerica's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (d) dividends and distributions made on Transamerica's capital stock or rights to acquire such capital stock with Transamerica's capital stock or rights to acquire such capital stock), or make guarantee payments with respect to the foregoing, and (ii) Transamerica shall not make any payment of interest or principal on or repay, repurchase or redeem any debt securities issued by Transamerica that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period in respect of the Subordinated Debt Securities, Transamerica may further extend the interest payment period; provided, that each such Extension Period in respect of the Subordinated Debt Securities, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity date of the Subordinated Debt Securities. Upon the termination of any Extension Period, Transamerica may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debt Securities -- Interest," "-- Option to Extend Interest Payment Period" and "-- Certain Covenants." If distributions are deferred, the distributions due shall be paid on the date that the related Extension Period terminates, or, if such date is not a Distribution Payment Date, on the immediately following Distribution Payment Date, to holders of applicable Capital Securities as they appear on the books and records of the Trust on the record date immediately preceding such date.

     Distributions on the Capital Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from Transamerica on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by Transamerica to the extent set forth under "Description of the Guarantee."

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities are held solely in book-entry only form, will be one Business Day (as defined herein) prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company." At any time when Capital Securities are not held solely in book-entry form, the Administrators shall select record dates, which shall be 15 days prior to the relevant Distribution Payment Date. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

REDEMPTION

     The Subordinated Debt Securities are scheduled to mature on November 15, 2037. The Subordinated Debt Securities may be redeemed by Transamerica at par, together with accrued and unpaid interest thereon to the date of redemption, in whole or in part, at any time upon the occurrence of a Tax Event and receipt of a Redemption Tax Opinion, but are not otherwise redeemable at the option of Transamerica prior to maturity.

     Upon the repayment or payment of the Subordinated Debt Securities (other than following the distribution of the Subordinated Debt Securities to the holders of the Trust Securities), whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem, on a pro rata basis, at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided, however, that holders of such Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption (other than at the scheduled maturity of the Subordinated Debt Securities). See "Description of the Subordinated Debt Securities -- Redemption." In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed on a pro rata basis; provided that the Capital Securities held in book-entry form will be redeemed in accordance with the procedures of DTC as described under "-- Book-Entry Only Issuance -- The Depository Trust Company."

     "Tax Event" means that the Institutional Trustee shall have received an opinion of a nationally recognized independent tax counsel to Transamerica experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (iii) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of this Prospectus, there is more than an insubstantial risk that (a) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges, (b) any portion of interest payable by Transamerica to the Trust on the Subordinated Debt Securities is not, or within 90 days of the date thereof will not be, deductible by Transamerica for United States federal income tax purposes, or (c) Transamerica could become liable to pay, on the next date on which any amount would be payable with respect to the Subordinated Debt Securities, any Additional Interest (as defined herein).

     If, at any time, a Tax Event shall occur and be continuing, and Transamerica receives an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that Transamerica would be precluded from deducting the interest on the Subordinated Debt Securities for United States federal income tax purposes, even if the Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described in "-- Liquidation Distribution Upon Dissolution," Transamerica shall have the right within 90 days following the occurrence of such Tax Event, upon not less than 30 nor more than 60 days' notice to the holders, to redeem the Subordinated Debt Securities, in whole or in part, for cash so long as such Tax Event is continuing at par plus any accrued and unpaid interest thereon to the date of redemption, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of such Subordinated Debt Securities so redeemed shall be redeemed by the Trust on a pro rata basis at the applicable Redemption Price; provided, however, that if (i) at the time there is available to Transamerica or the Trust the opportunity to eliminate, within such 90-day period the adverse effects of the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, Transamerica or the holders of the Trust Securities and (ii) if such notice has not been given, Transamerica or the Trust will pursue such measure in lieu of redemption.

     The rights of Transamerica described above if a Tax Event occurs are in addition to the right of Transamerica, as the holder of the Common Securities, at any time to dissolve the Trust, after satisfaction of liabilities to creditors of the Trust and cause the Subordinated Debt Securities to be distributed to holders of the Trust Securities as described above.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all the Capital Securities for all semiannual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of the Capital Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that Transamerica has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption of the Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with DTC or its nominee funds sufficient to pay the applicable Redemption Price with respect to Capital Securities held in book-entry form and will give DTC irrevocable instructions and authority to pay such Redemption Price to the holders of such Capital Securities. See
"-- Book-Entry Only Issuance -- The Depository Trust Company." With respect to the Capital Securities that are Certificated Securities (as defined herein), provided that Transamerica has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption of the Subordinated Debt Securities, the Institutional Trustee will pay the applicable Redemption Price to the holders of such Capital Securities by check mailed to the address of each such holder appearing on the books and records of the Trust on the redemption date. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price is improperly withheld or refused and not paid by the Institutional Trustee or by Transamerica pursuant to the Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Capital Securities are to be redeemed, Capital Securities will be redeemed on a pro rata basis, provided that Capital Securities held in book-entry form will be redeemed in accordance with the procedures of DTC as described under "-- Book-Entry Only Issuance -- The Depository Trust Company."

     In the event of any redemption of Capital Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business 15 days before any selection for redemption of Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Capital Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Capital Securities being redeemed in part.

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Transamerica or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation") other than in connection with a redemption of the Subordinated Debt Securities as previously described, the holders of the Capital Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by Transamerica), distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribu-tion"), unless, in connection with such Liquidation, the Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the Capital Securities have been distributed on a pro rata basis to the holders of the Capital Securities.

     Transamerica, as the holder of all of the outstanding Common Securities, has the right at any time to dissolve the Trust (including without limitation upon the occurrence of a Tax Event and the receipt of a Redemption Tax Opinion) and, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by Transamerica), cause the Subordinated Debt Securities to be distributed to the holders of the Capital Securities and the Common Securities on a pro rata basis in accordance with the aggregate stated liquidation amount thereof, in liquidation of the Trust.

     Pursuant to the Declaration, the Trust shall dissolve on the first to occur of (i) November 15, 2052, the expiration of the term of the Trust, (ii) the bankruptcy of Transamerica, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, the Declaration or the Guarantee, as the case may be) the filing of a certificate of dissolution or its equivalent with respect to Transamerica or the Trust or upon the revocation of the charter of Transamerica and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution to the holders of the Trust Securities of Subordinated Debt Securities, upon the exercise of the right of the holder of all of the outstanding Common Securities to dissolve the Trust as described above, (v) the entry of a decree of a judicial dissolution of Transamerica or the Trust, or
(vi) the redemption of all of the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

     If a Liquidation of the Trust occurs as described in clause (i), (ii),
(iii) or (v) of the preceding paragraph, the Trust shall be liquidated by the Institutional Trustee as expeditiously as such Institutional Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by Transamerica), to the holders of the Trust Securities the Subordinated Debt Securities, unless such distribution is determined by the Institutional Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by Transamerica), an amount equal to the Liquidation Distribution. An early Liquidation of the Trust pursuant to clause (iv) above shall occur only if the Institutional Trustee determines that such Liquidation is possible by distributing the Subordinated Debt Securities, after satisfaction of liabilities to creditors of the Trust (to the extent not satisfied by Transamerica), to the holders of the Trust Securities and such distribution occurs.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on such Capital Securities shall be paid to the holders of the Trust Securities on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such Liquidation pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

     Upon any such Liquidation of the Trust involving a distribution of the Subordinated Debt Securities, if at the time of such Liquidation, the Capital Securities were rated by at least one nationally-recognized statistical rating organization, Transamerica will use its reasonable best efforts to obtain from at least one such or other rating organization a rating for the Subordinated Debt Securities.

     After the date for any distribution of the Subordinated Debt Securities upon dissolution of the Trust, (i) the Trust Securities will be deemed to be no longer outstanding, (ii) the Depositary or its nominee, as the record holder of the Capital Securities issued in book-entry form, will receive a registered Global Security (as defined herein) representing the Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing the Capital Securities not held by the Depositary or its nominee will be deemed to represent undivided beneficial interests in the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such Capital Securities until such certificates are presented to Transamerica or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if Liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase in the secondary market, or the Subordinated Debt Securities that an investor may receive if Liquidation of the Trust were to occur, may trade at a discount to the price paid to purchase the Capital Securities offered hereby.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture in respect of the Subordinated Debt Securities issued to the Trust (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (each a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to such Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of such Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and, therefore, the Indenture. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of such Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding against Transamerica to enforce the Institutional Trustee's rights under such Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Transamerica to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable, as deferred, if applicable (or in the case of redemption, the redemption date), then a holder of record of the Capital Securities may institute a Direct Action against Transamerica for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly, of principal or interest on the Subordinated Debt Securities in an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. In connection with such Direct Action, Transamerica, as the holder of the Common Securities, will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by Transamerica to such holder of Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, so long as it is the sole holder of the Subordinated Debt Securities, will have the right under the Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable.

     Transamerica and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to whether they have complied with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act and under "-- Removal of Issuer Trustees; Appointment of Successors" and "Description of the
Guarantee -- Modification of the Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon such Institutional Trustee under the Declaration, including the right to direct such Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities, (ii) waive any past default that is waivable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent on behalf of all the holders of the Capital Securities to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in aggregate liquidation amount of the Capital Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after the holders of a majority (or Super-Majority, as the case may be) in liquidation amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of such Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against Transamerica to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Transamerica to pay principal of or interest on the Subordinated Debt Securities on the respective dates such principal or interest is payable (or in the case of redemption, the redemption date), then a holder of record of the Capital Securities may institute a Direct Action against Transamerica for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on the Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. The Institutional Trustee shall notify all holders of the Capital Securities of any Indenture Event of Default actually known to the Institutional Trustee with respect to the Subordinated Debt Securities unless (a) such defaults have been cured prior to the giving of such notice or (b) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the holders of such Capital Securities, except where the default relates to the payment of principal of or interest on any of the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, such Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of such Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of such Trust Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of Subordinated Debt Securities outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of such Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of the Capital Securities may be given at a separate meeting of such holders convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Institutional Trustee will cause a notice of any meeting at which holders of the Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of the Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of the Capital Securities will be required for the Trust to redeem and cancel the Capital Securities or distribute the Subordinated Debt Securities in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by Transamerica or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Transamerica, shall not entitle the holders thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of Capital Securities issued in book-entry form may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

REMOVAL OF THE ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

     If an Indenture Event of Default has occurred and is continuing, an Issuer Trustee may be removed and its successor appointed by the holders of at least a majority in liquidation amount of Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in Transamerica as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

MODIFICATION OF THE DECLARATION

     The Declaration may be amended from time to time by the Institutional Trustee and the holders of a majority in liquidation amount of the Common Securities without the consent of the holders of the Capital Securities to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of Transamerica, (iv) modify, eliminate or add to any provision of the Declaration to such an extent as may be necessary to ensure that the Trust will be classified for United States federal income tax purposes at all times as a grantor trust and will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act"), (v) modify, eliminate or add to any provision of the Declaration to such an extent as may be necessary to ensure that the Declaration will be qualified under the Trust Indenture Act upon effectiveness of the Registration Statement with respect to the Capital Securities, and (vi) modify, eliminate and add to any provision of such Declaration, provided that no such modification, elimination or addition referred to in clauses (i), (ii), (iii) and (vi) shall adversely affect the powers, preferences or special rights of the holders of such Capital Securities.

     In addition to the foregoing, the Declaration may be modified and amended if approved by the Institutional Trustee and the holders of a majority in liquidation amount of the Common Securities (and in certain circumstances the Delaware Trustee), provided that if any proposed amendment provides for, or the Institutional Trustee otherwise proposes to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the Liquidation of the Trust other than pursuant to the terms of the Declaration, then, in each case, the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

     Notwithstanding any provision of the Declaration, the provisions of Section 316(b) of the Trust Indenture Act incorporated by reference into the Declaration provides that the right of any holder of Capital Securities to receive payment of distributions and other payments upon redemption or otherwise, on or after their respective due dates, or to institute a suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, except for a deferral of distributions during an Extension Period as provided therein.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or under "Liquidation Distribution Upon Dissolution." The Trust may, with the consent of the Institutional Trustee and without the consent of the Delaware Trustee or the holders of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any State of the United States; provided that (i) if the Trust is not the survivor, such successor entity either (a) expressly assumes all of the obligations of the Trust under the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so that the Successor Securities rank the same as such Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee is appointed as the holder of the Subordinated Debt Securities, (iii) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally-recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (v) such successor entity has a purpose substantially identical to that of the Trust,
(vi) prior to such merger, consolidation, amalgamation or replacement, the Institutional Trustee has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity), (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (c) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be classified as other than a grantor trust for United States federal income tax purposes, (vii) Transamerica guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Institutional Trustee shall have received an officers' certificate of the Administrators and an opinion of counsel, each to the effect that all conditions precedent specified in this paragraph to such transaction have been satisfied. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     DTC is acting as securities depository for the Capital Securities. The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Capital Securities. Except as described in the next paragraph, the Capital Securities will be issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Capital Security certificates (the "Global Certificates") will be issued, representing, in the aggregate, New Capital Securities, and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a Global Certificate.

     DTC has advised Transamerica and the Trust that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is, in turn, to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate in respect of the Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented thereby for all purposes under the Declaration and such Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC and, if such Beneficial Owner is not a Participant, on the procedures of the Participant through which such Beneficial Owner owns its interest to exercise any rights of a holder under the Declaration.

     DTC has advised Transamerica that it will take any action permitted to be taken by a holder of Capital Securities (including the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to the Capital Securities, DTC will, upon notice, exchange the Global Certificates in respect of such Capital Securities for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Capital Securities held as Global Certificates will be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, Capital Securities held as Global Certificates will be redeemed in accordance with the procedures of DTC, which currently is to redeem by lot.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on the Capital Securities held as Global Certificates will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trust or Transamerica, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Capital Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Transamerica, the Trust or the Issuer Trustees will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Security certificates will be required to be printed and delivered. Additionally, the Administrators (with the consent of Transamerica) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Capital Securities of the Trust. In that event, certificates for such Capital Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Transamerica and the Trust believe to be reliable, but neither Transamerica nor the Trust takes responsibility for the accuracy thereof.

RESTRICTIONS ON TRANSFER

     The Old Capital Securities were, and the New Capital Securities will be, issued and may be transferred only in blocks having an aggregate liquidation amount of not less than $100,000 (100 Old Capital Securities or New Capital Securities, as the case may be). Any such transfer of the Old Capital Securities or New Capital Securities in a block having an aggregate liquidation amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to, the receipt of distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Capital Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution payment dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on books and records of the Trust. The paying agent for the Trust Securities (the "Paying Agent") is The First National Bank of Chicago. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee. In the event that The First National Bank of Chicago shall no longer be the Paying Agent, the Institutional Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR AND TRANSFER AGENT

     The Institutional Trustee initially is acting as registrar and transfer agent (the "Transfer Agent") for the Capital Securities.

     Registration of transfers or exchanges of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Transamerica may require) in respect of any tax or other government charges which may be imposed in relation to it.

     In the event of any redemption of the Capital Securities in part, the Trust shall not be required to (i) issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business 15 days before any selection for redemption of the Capital Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of the Capital Securities to be so redeemed or (ii) register the transfer of or exchange any Capital Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Certificated Securities being redeemed in part.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a Declaration Event of Default and after the curing of any Declaration Event of Default that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after a Declaration Event of Default, shall exercise such of the rights and powers vested in it by the Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the

Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as Guarantee Trustee and the Indenture Trustee.

     Whenever the Institutional Trustee in the exercise of its rights or powers or the performance of its duties under the Declaration shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, the Institutional Trustee (i) may request instructions from the holders of the Capital Securities which instructions may only be given by the holders of a majority, or such other proportion, in liquidation amount of the Capital Securities as would be entitled to direct the Institutional Trustee under the terms of such Capital Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and
(iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

     Transamerica and certain of its subsidiaries maintain a banking relationship with the Institutional Trustee in the ordinary course of their business.

GOVERNING LAW

     The Declaration and the Capital Securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

MISCELLANEOUS

     The Administrators, the Institutional Trustee and the holders of a majority in aggregate liquidation amount of the Common Securities are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act nor be characterized as other than a grantor trust for United States federal income tax purposes. Transamerica has agreed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of Transamerica for United States federal income tax purposes. In this connection, the Institutional Trustee and the holders of a majority in aggregate liquidation amount of Common Securities are authorized to take any action, not inconsistent with applicable law or the Declaration that the Institutional Trustee and the holders of a majority in aggregate liquidation amount of Common Securities determine in their discretion to be necessary or desirable to achieve such end, even if such action adversely affects the interests of the holders of the Capital Securities.

     Holders of the Capital Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee which has been executed and delivered by Transamerica for the benefit of the holders from time to time of the Capital Securities. The Guarantee will apply to the New Capital Securities. The First National Bank of Chicago is acting as trustee (the "Guarantee Trustee") under the Guarantee. The terms of the Guarantee will be those set forth in the Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee has been qualified under the Trust Indenture Act. This summary of the material terms of the Guarantee does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities.

GENERAL

     Pursuant to the Guarantee, Transamerica has irrevocably and unconditionally agreed, to the extent set forth therein, to pay in full, to the holders of the Capital Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments with respect to the Capital Securities, to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Capital Securities, to the extent the Trust shall have funds available therefor; (ii) the Redemption Price, to the extent
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

the Trust has funds available therefor, with respect to any Capital Securities called for redemption by the Trust; and (iii) upon a voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of the Capital Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Capital Securities to the date of payment, to the extent the Trust has funds available therefor, and
(b) the amount of assets of the Trust remaining available for distribution to holders of such Capital Securities in liquidation of the Trust. Transamerica's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Transamerica to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will not apply to any payment of distributions or other payments in respect of the Capital Securities except to the extent the Trust shall have funds available therefor, which funds will not be available except to the extent Transamerica has made payments of interest or principal or other payments on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities -- Certain Covenants." The Guarantee, when taken together with Transamerica's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts, liabilities and other obligations of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by Transamerica of payments due on the Capital Securities.

     Because the Guarantee is a guarantee of payment and not of collection, holders of the Capital Securities may proceed directly against Transamerica as guarantor, rather than having to proceed against the Trust before attempting to collect from Transamerica, and Transamerica waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Transamerica. Such obligations will not be discharged except by payment of the Guarantee Payments in full. The Guarantee will be deposited with the Guarantee Trustee to be held for the benefit of the holders of Capital Securities. Except as otherwise noted herein, the Guarantee Trustee has the right to enforce the Guarantee on behalf of the holders of the Capital Securities.

     Transamerica has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon a Declaration Event of Default, holders of Capital Securities shall have priority over holders of the Common Securities with respect to payments made by Transamerica on or in respect of the Trust Securities under the Guarantee and the Common Securities Guarantee.

CERTAIN COVENANTS OF TRANSAMERICA UNDER THE GUARANTEE

     In the Guarantee, Transamerica has covenanted that so long as any Capital Securities remain outstanding, during any Extension Period or if Transamerica shall fail to perform any of its payment or other obligations under such Guarantee or if there shall have occurred and be continuing any event that would constitute a Declaration Event of Default, then (i) Transamerica shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of Transamerica's capital stock or rights to acquire such capital stock (other than (a) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by Transamerica of its obligations under any employee benefit plans, (b) as a result of a reclassification of Transamerica's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of Transamerica's capital stock or rights to acquire such capital stock for another class or series of Transamerica's capital stock or rights to acquire such capital stock, (c) the purchase of fractional interests in shares of Transamerica's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (d) dividends and distributions made on Transamerica's capital stock or rights to acquire such capital stock with Transamerica's capital stock or rights to acquire such capital stock), or make any guarantee payments with respect to the foregoing and (ii) Transamerica shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Transamerica that rank pari passu with or junior to the Subordinated Debt Securities.

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

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Capital Securities in any material respect (in which case no vote of such holders will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Transamerica and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

     The Guarantee will terminate as to the Capital Securities (i) upon full payment of the Redemption Price of all Capital Securities, (ii) upon distribution of the Subordinated Debt Securities to the holders of the Capital Securities, or (iii) upon full payment of the amounts payable in accordance with the Declaration upon Liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of Transamerica to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. A holder of record of the Capital Securities may institute a legal proceeding directly against Transamerica to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Pursuant to the Guarantee, Transamerica will waive any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against Transamerica.

STATUS OF THE GUARANTEE

     Transamerica's obligations under the Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of Transamerica and are also effectively subordinated to claims of creditors of Transamerica's subsidiaries. The Guarantee does not limit the aggregate amount of Senior Indebtedness that may be issued by Transamerica. The terms of the Capital Securities provide that each holder of Capital Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of an event of default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after an event of default, shall exercise such of the rights and powers vested in it by the Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     Transamerica and certain of its subsidiaries maintain a banking relationship with the Guarantee Trustee in the ordinary course of their business.

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

GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Set forth below is a description of the principal terms of the Subordinated Debt Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the Indenture, dated as of December 5, 1996 (the "Base Indenture"), among Transamerica and The First National Bank of Chicago, as trustee (the "Indenture Trustee"), as supplemented by a Second Supplemental Indenture to be dated as of November 14, 1997 (the Base Indenture, as so supplemented, the "Indenture"). The terms of the Indenture are those set forth in the Indenture and those made part thereof by the Trust Indenture Act. The Indenture, by its terms, requires Transamerica and the Indenture Trustee to comply with the Trust Indenture Act. The Indenture has been qualified under the Trust Indenture Act. This summary of the material terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     The Outstanding Debentures II and the Outstanding Debentures III were issued under the Base Indenture, as supplemented by a First Supplemental Indenture, dated as of December 5, 1996.

     Under certain circumstances, the Subordinated Debt Securities may be distributed to the holders of the Trust Securities in Liquidation of the Trust. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."

GENERAL

     Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by Transamerica for the Common Securities, in the Old Subordinated Debt Securities issued by Transamerica. The Old Subordinated Debt Securities were, and the New Subordinated Debt Securities exchanged for the Old Subordinated Debt Securities under the Exchange Offer will be, issued as unsecured debt under the Indenture. The Subordinated Debt Securities will be limited to an amount equal to the sum of the aggregate stated liquidation amount of the Trust Securities.

     The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as defined herein) and Additional Interest (as defined herein), if any, on November 15, 2037.

     If the Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, the Subordinated Debt Securities will, with respect to the Capital Securities held as a Global Certificate, initially be issued as a Global Security (as defined herein) having an aggregate principal amount equal to the stated liquidation amount of such Capital Securities and, with respect to such Capital Securities held as Certificated Securities, will initially be represented by such certificates and to have an aggregate principal amount equal to the stated liquidation amount of such Capital Securities. As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry And Settlement" below. Subordinated Debt Securities represented by a Global Security will be issued in certificated form upon presentation for transfer or reissuance. Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of Transamerica by check mailed to the address of the holder
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

entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of principal of and interest on the Subordinated Debt Securities held by the Institutional Trustee will be made by transfer of immediately available funds at such place and to such account as may be designated by the Institutional Trustee.

     The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving Transamerica that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Senior Indebtedness of Transamerica. No payment of principal (including redemption payments) of or interest on the Subordinated Debt Securities may be made (in cash, property, securities, by set-off or otherwise) if (i) any Senior Indebtedness of Transamerica is not paid when due and any applicable grace period with respect to a payment default under such Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist or (ii) the maturity of any Senior Indebtedness of Transamerica has been accelerated because of a default. Upon any distribution of assets of Transamerica to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Transamerica must be paid in full before the holders of Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of Transamerica to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

     The term "Senior Indebtedness" means, with respect to Transamerica (i) the principal, premium, if any, and interest in respect of (a) indebtedness of Transamerica for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by Transamerica, (ii) all capital lease obligations of Transamerica, (iii) all obligations of Transamerica issued or assumed as the deferred purchase price of property, all conditional sale obligations of Transamerica and all obligations of Transamerica under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of Transamerica for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Transamerica is responsible or liable as obligor, guarantor or otherwise and
(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of Transamerica (whether or not such obligation is assumed by Transamerica), except for (a) any such indebtedness that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks pari passu with the Subordinated Debt Securities, (b) any indebtedness between or among Transamerica or any affiliate of Transamerica and (c) all other debt securities and guarantees in respect of those debt securities, in any case issued by Transamerica to (1) any other Delaware business trust, or other similar trust, of which Transamerica is the sponsor, created for the purpose of issuing capital securities in connection with the issuance of debt securities under the Base Indenture or a trustee of such trust and (2) any other trust, or a trustee of such trust, partnership or other entity affiliated with Transamerica that is a financing vehicle of Transamerica (a "financing entity") in connection with the issuance by such financing entity of preferred securities or capital securities of a similar nature to the Capital Securities or of other securities that rank pari passu with, or junior to, the Capital Securities (including, without limitation, the Outstanding Subordinated Debentures). The Outstanding Subordinated Debentures shall rank pari passu with the Subordinated Debt Securities. Such Senior

Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Transamerica or the aggregate amount that may be incurred by its subsidiaries. As of December 31, 1997, Senior Indebtedness of Transamerica aggregated $404.8 million (excluding indebtedness of subsidiaries of Transamerica guaranteed by Transamerica) and the indebtedness of Transamerica's subsidiaries aggregated $5.8 billion.

REDEMPTION

     The Subordinated Debt Securities may be redeemed by Transamerica at any time upon the occurrence of a Tax Event and receipt of a Redemption Tax Opinion as described under "Description of the Capital Securities -- Redemption," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date, but are not otherwise redeemable at the option of Transamerica prior to maturity.

INTEREST

     The Subordinated Debt Securities bear interest at the rate of 7 5/8% per annum from the original date of issuance, payable semiannually in arrears on November 15 and May 15 of each year (each an "Interest Payment Date"), commencing May 15, 1998, to the persons in whose names the Subordinated Debt Securities are registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The term "interest" as used herein, as such term relates to the Subordinated Debt Securities, includes any Compounded Interest or Additional Interest or any Special Payment payable unless otherwise stated. At any time when Subordinated Debt Securities are not held solely as Global Securities, Transamerica shall select relevant record dates, which shall be 15 days prior to the relevant Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semiannual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as Transamerica is not in default in the payment of interest that has become due and payable on the Subordinated Debt Securities and no accrued interest from a prior completed Extension Period is unpaid, Transamerica shall have the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, for one or more Extension Periods, each not exceeding 10 consecutive semiannual periods and none extending beyond the maturity date of the Subordinated Debt Securities, and on the date on which each such Extension Period ends, or, if such date is not an Interest Payment Date on the immediately following Interest Payment Date, Transamerica shall pay all interest then accrued and unpaid, together with interest thereon at an annual rate of 7 5/8% compounded semiannually, to the extent permitted by applicable law. During any Extension Period (i) Transamerica shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (a) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by Transamerica of its obligations under any employee benefit plans, (b) as a result of a reclassification of Transamerica's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of Transamerica's capital stock or rights to acquire such capital stock for another class or series of Transamerica's capital stock or rights to acquire such capital stock, (c) the purchase of fractional interests in shares of Transamerica's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (d) dividends and distributions made on Transamerica's capital stock or rights to acquire such capital stock with Transamerica's capital stock or rights to acquire such capital stock), or make any guarantee payments with respect to the foregoing, and (ii) Transamerica shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Transamerica that rank pari passu with or junior to the Subordinated Debt Securities. Prior to the termination of any such Extension Period, Transamerica may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity date of such Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, Transamerica may commence a new Extension Period, subject to the terms set forth herein. No interest during an Extension Period, except on the date on which such Extension Period terminates (or if such date is not an Interest Payment Date, on the immediately following Interest Payment Date), shall be due and payable. Transamerica has no present intention of exercising its right to defer payments of interest on the Subordinated Debt Securities.

     If the Institutional Trustee shall be the sole holder of the Subordinated Debt Securities, Transamerica shall give the Administrators, the Institutional Trustee and the Indenture Trustee notice of its initiation of any Extension Period one Business Day prior to the earlier of (i) the next succeeding Distribution Payment Date or (ii) the date the Administrators are required to give notice to holders of the Capital Securities of the record date or the Distribution Payment Date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred. An Administrator shall give notice of Transamerica's initiation of any Extension Period to the holders of the Capital Securities. If the Institutional Trustee shall not be the sole holder of the Subordinated Debt Securities, Transamerica shall give the holders of the Subordinated Debt Securities notice of its initiation of such Extension Period at least 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which Transamerica is required to give notice to holders of such Subordinated Debt Securities of the record date or Interest Payment Date, in each case, with respect to interest payments the payment of which is being deferred.

ADDITIONAL INTEREST

     If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Transamerica will pay as additional interest ("Additional Interest") on the Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

CERTAIN COVENANTS

     If (i) there shall have occurred and be continuing any event that would constitute an Indenture Event of Default (as defined herein), (ii) Transamerica shall have failed to perform its payment or any other obligations under the Guarantee or the Common Securities Guarantee, or (iii) Transamerica shall have given notice of its election to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then
(a) Transamerica shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (1) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by Transamerica of its obligations under any employee benefit plans, (2) as a result of a reclassification of Transamerica's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of Transamerica's capital stock or rights to acquire such capital stock for another class or series of Transamerica's capital stock or rights to acquire such capital stock, (3) the purchase of fractional interests in shares of Transamerica's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (4) dividends and distributions made on Transamerica's capital stock or rights to acquire such capital stock with Transamerica's capital stock or rights to acquire such capital stock), or make any guarantee payments (other than payments under the Guarantee and the Common Securities Guarantee) with respect to the foregoing, and (b) Transamerica shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Transamerica that rank pari passu with or junior to the Subordinated Debt Securities.

     For so long as the Trust Securities remain outstanding, Transamerica has agreed to maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of Transamerica under the Indenture may succeed to Transamerica's ownership of such Common Securities. The Administrators and the holder of a majority in liquidation amount of the Common Securities each has agreed to use their respective reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in Liquidation of the Trust, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes and (c) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

LIMITATION ON MERGERS AND SALES OF ASSETS

     Nothing contained in the Indenture or in the Subordinated Debt Securities shall prevent any consolidation or merger of Transamerica with or into any other corporation (whether or not affiliated with Transamerica) or successive consolidations or mergers in which Transamerica or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of Transamerica or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with Transamerica or its successor or successors) authorized to acquire and operate the same; provided, however, that Transamerica shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of Transamerica under the Subordinated Debt Securities and under the Indenture to be expressly assumed by supplemental indenture satisfactory in form to the Indenture Trustee and executed and delivered to the Indenture Trustee by the successor entity formed by such consolidation or into which Transamerica shall have been merged or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Indenture Trustee, such successor entity will be substituted under the Indenture and the Subordinated Debt Securities and thereupon Transamerica will be relieved of any further liability or obligation thereunder.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture provides that any one or more of the following described events which has occurred and is continuing with respect to the Subordinated Debt Securities constitutes an "Event of Default" with respect to the Subordinated Debt Securities (an "Indenture Event of Default"):

          (i) default for 30 days in payment of any interest on the Subordinated Debt Securities, including any Compounded Interest, Additional Interest or Special Payments in respect thereof, when due; provided, however, that a valid extension of the interest payment period by Transamerica shall not constitute a default in the payment of interest for this purpose;

          (ii) default in payment of principal on the Subordinated Debt Securities when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose;

          (iii) default by Transamerica in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice;

          (iv) default resulting in acceleration of other indebtedness of Transamerica for borrowed money where the aggregate principal amount so accelerated exceeds $50 million and such acceleration is not

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

     rescinded or annulled within 30 days after the written notice thereof to Transamerica by the Trustee or to Transamerica and the Trustee by the holders of 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding;

          (v) certain events of bankruptcy, insolvency or reorganization of Transamerica; or

          (vi) the Liquidation of the Trust, except in connection with the distribution of the Subordinated Debt Securities to the holders of Trust Securities in Liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The Indenture provides that the Indenture Trustee may, under certain circumstances, withhold from the holders notice of default with respect to the Subordinated Debt Securities (except for any default in payment of principal of or interest on the Subordinated Debt Securities) if the Indenture Trustee considers it in the interest of such holders to do so.

     The Indenture provides that if an Indenture Event of Default shall have occurred and be continuing, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding may declare the principal of and accrued interest on all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest on the Subordinated Debt Securities, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities (or of all series, as the case may be) then outstanding.

     No holder of any Subordinated Debt Security shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Indenture Trustee written notice of a continuing Indenture Event of Default and unless the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding shall have given the Indenture Trustee a written request to institute such action, suit or proceeding and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided that no holder of Subordinated Debt Securities shall have any right to prejudice the rights of any other holder of Subordinated Debt Securities, obtain priority or preference over any other such holder or enforce any right under the Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of the Subordinated Debt Securities. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of, and interest on such Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder.

     The holders of a majority in aggregate principal amount of the affected and then outstanding Subordinated Debt Securities and debt securities of any other series issued under the Base Indenture (including, without limitation, Outstanding Debentures II and Outstanding Debentures III) (voting as one class), shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Indenture Trustee under the Indenture; provided, however, that, except under certain circumstances, the Indenture Trustee may decline to follow any such direction if the Indenture Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or would be unlawful or would involve the Indenture Trustee in personal liability. The Indenture requires the annual filing by Transamerica with the Indenture Trustee of a certificate as to the absence or occurrence of certain defaults under the Indenture.

     An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Capital Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debt Securities. See "Description of the Capital
Securities -- Declaration Events of Default" and "-- Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of Transamerica to pay principal of or interest on the Subordinated Debt Securities on the respective dates such principal or interest is payable, as deferred, if applicable (or in the case of redemption, on the redemption date), Transamerica acknowledges that a holder of record of Capital Securities may institute a Direct Action for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder. Notwithstanding any payments made to such holder of Capital Securities by Transamerica in connection with a Direct Action, Transamerica shall remain obligated to pay the principal of or interest on the Subordinated Debt Securities, and Transamerica, as holder of the Common Securities, shall be subrogated to the rights of such holder of such Capital Securities under the Declaration to the extent of any payments made by Transamerica to such holder in any Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Except to the extent described above under "Description of the Capital Securities -- Declaration Events of Default" and "-- Voting Rights," the holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting Transamerica and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the affected and then outstanding Subordinated Debt Securities and debt securities of any other series issued under the Base Indenture (including, without limitation, Outstanding Debentures II and Outstanding Debentures III) (voting as one class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided, however, that no such modification shall, without the consent of the holder of each Subordinated Debt Security so affected, (i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification.

     Transamerica and the Indenture Trustee may enter into supplemental indentures, without the consent of any holder of the Subordinated Debt Securities (i) to evidence the succession of another corporation to Transamerica and the assumption by the successor corporation of the covenants, agreements and obligations of Transamerica pursuant to the Indenture, (ii) to add to the covenants of Transamerica such further covenants, restrictions or conditions for the protection of the holders of the Subordinated Debt Securities and to make the occurrence, or the occurrence and continuance (including any or no grace periods), of a default in any of such additional covenants, restrictions or conditions a default or an Indenture Event of Default permitting the enforcement of remedies provided in the Indenture, (iii) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture, provided that any such action shall not adversely affect the interests of the holders of the Subordinated Debt Securities, (iv) to add to, delete from, or revise the terms of Subordinated Debt Securities to provide for transfer procedures and restrictions substantially similar to those applicable to the Capital Securities (for purposes of assuring that no registration of Subordinated Debt Securities is required under the Securities Act), (v) to evidence and provide for the acceptance of appointment under the Indenture by a successor Indenture Trustee with respect to the Subordinated Debt Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Trust under the Indenture by more than one Indenture Trustee, pursuant to the Indenture, (vi) to make any change that does not adversely affect the rights of any holder of any Subordinated Debt Security in any material respect, or (vii) to provide for the issuance, and establish the form and terms and conditions, of the Subordinated Debt Securities, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or the Subordinated Debt Securities or to add to the rights of the holders of the Subordinated Debt Securities.

DEFEASANCE AND DISCHARGE

     The Indenture provides that Transamerica, at Transamerica's option (i) will be discharged from any and all obligations in respect of the Subordinated Debt Securities (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply, with respect to the Subordinated Debt Securities, with certain restrictive covenants of the Indenture (including those described under "-- Certain Covenants" above), in each case if Transamerica deposits, in trust with the Indenture Trustee or the Defeasance Agent (as defined in the Indenture), money or U.S. Government Obligations (as defined in the Indenture) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, the Subordinated Debt Securities on the dates such payments are due in accordance with the terms of the Subordinated Debt Securities. To exercise any such option, Transamerica is required to deliver to the Indenture Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (a) the deposit and related defeasance would not cause the holders of the Subordinated Debt Securities to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (i), such opinion shall be accompanied by a private letter ruling to such effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service, and (b) if listed on any national securities exchange, the Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option.

THE INDENTURE TRUSTEE

     Transamerica and certain of its subsidiaries maintain a banking relationship with the Indenture Trustee in the ordinary course of their business.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Capital Securities in connection with the Liquidation of the Trust, the Subordinated Debt Securities will, with respect to such Capital Securities held as Global Certificates, initially be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

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

THE DEPOSITARY

     If Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary (the "Depositary") for the Subordinated Debt Securities issued by the Trust with respect to Capital Securities held as Global Certificates. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices, redemptions and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. Transamerica may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as the Depositary for the Global Securities.

     None of Transamerica, the Trust, the Institutional Trustee, the Indenture Trustee, any paying agent and any other agent of Transamerica, the Trust, the Institutional Trustee or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Transamerica that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed within 90 days, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days, (iii) Transamerica, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

RESTRICTIONS ON TRANSFER

     The Old Subordinated Debt Securities were, and the new Subordinated Debt Securities will be, issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 (and integral multiples of $1,000 in excess thereof). Any such transfer of the Old Subordinated Debt Securities or New Subordinated Debt Securities in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Subordinated Debt Securities for any purpose, including but not limited to the receipt of payments on such Subordinated Debt Securities, and such transferee shall be deemed to have no interest whatsoever in such Subordinated Debt Securities.

GOVERNING LAW

     The Indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

MISCELLANEOUS

     The Indenture provides that Transamerica will pay all fees and expenses related to (i) the offering and sale of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Issuer Trustees and Administrators and
(iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

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

     Transamerica has the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of Transamerica; provided that, in the event of any such assignment, Transamerica will remain liable for all of its obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. Except as otherwise provided in "-- Limitation on Mergers and Sales of Assets," the Indenture provides that it may not otherwise be assigned by the parties thereto.

                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
                       DEBT SECURITIES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities issued by Transamerica in accordance with the Trust Securities, to effect the Exchange Offer and to engage in certain other limited activities described herein.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the aggregate stated liquidation amount of the Trust Securities;
(ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) Transamerica shall pay all, and the Trust shall not be obligated to pay directly or indirectly any, costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Issuer Trustees shall not take any action or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available to the Trust) and other payments due on the Capital Securities (to the extent funds therefor are available to the Trust) are guaranteed by Transamerica as described under "Description of the Guarantee." If Transamerica does not make payments on the Subordinated Debt Securities, it is expected that the Trust will not have sufficient funds to pay distributions on the Capital Securities. The Guarantee will not apply to any payment of distributions or other payments in respect of Capital Securities except to the extent that the Trust has funds available for the payment of such amounts. The Guarantee will cover the payment of distributions and other payments on the Capital Securities only if and to the extent that Transamerica has made payments of principal of or interest on the Subordinated Debt Securities held by the Trust as its sole assets. The Guarantee, when taken together with Transamerica's obligations under the Subordinated Debt Securities, the Declaration and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis by Transamerica of amounts due on the Capital Securities.

     If Transamerica fails to make interest or other payments on the Subordinated Debt Securities when due (after giving effect to any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described herein under "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities after a majority in liquidation amount of the Capital Securities have so directed the Institutional Trustee, a holder of record of the Capital Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against Transamerica to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Transamerica to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable, as deferred, if applicable (or in the case of redemption, on the redemption date), then a holder of record of the Capital Securities may institute a Direct Action for payment on or after

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

the respective due dates specified in the Subordinated Debt Securities. In connection with such Direct Action, Transamerica, as the holder of the Common Securities, will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by Transamerica to such holder of such Capital Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing.

     Because Transamerica is a holding company, the Subordinated Debt Securities and the Guarantee are effectively subordinated to all existing and future liabilities, including trade payables, of Transamerica's subsidiaries, except to the extent that Transamerica is a creditor of the subsidiaries recognized as such. The Subordinated Debt Securities and the Guarantee are also subordinated to all present and future Senior Indebtedness of Transamerica. See "Description of the Subordinated Debt Securities -- Subordination."

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     In the opinion of Orrick, Herrington & Sutcliffe LLP, special counsel to Transamerica ("Counsel"), the discussion that follows is a summary of certain of the material United States federal income tax consequences of the Exchange Offer and of the ownership and disposition of Capital Securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     Except as otherwise stated, this summary deals only with a Capital Security held as a capital asset by a holder that (i) purchased Capital Securities upon original issuance at their initial offering price (an "Initial Holder") and (ii) is a US Holder (as defined below). It does not deal with all aspects of United States federal income taxation, nor with the particular United States federal income tax (hereafter, "income tax") consequences that may be applicable to certain classes of US Holders (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding Capital Securities as a position in a "straddle," as part of a "synthetic security or hedge," as part of a "conversion transaction" or as part of any other integrated investment, persons having a functional currency other than the U.S. dollar and certain United States expatriates). Further, this summary does not address (i) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of Capital Securities, (ii) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of Capital Securities, or
(iii) any state, local or foreign tax consequences of the purchase, ownership or disposition of Capital Securities.

     A "US Holder" is a holder of Capital Securities that is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in its gross income for income tax purposes without regard to its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

EXCHANGE OFFER

     The exchange of an Old Capital Security for a New Capital Security pursuant to the terms and conditions of the Exchange Offer should have no United States federal income tax consequences. The New Capital Security received in exchange for the Old Capital Security should be treated for United States federal income tax purposes as a continuation of the exchanged Old Capital Security.

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

US HOLDERS

  CHARACTERIZATION OF THE TRUST

     In connection with the issuance of the Capital Securities, Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust, and will not be characterized as an association taxable as a corporation for such purposes. Accordingly, for income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities, and each US Holder will be required to include all income or gain recognized for income tax purposes with respect to its allocable share of the Subordinated Debt Securities on its own income tax return.

  CHARACTERIZATION OF THE SUBORDINATED DEBT SECURITIES

     In connection with the issuance of the Subordinated Debt Securities, Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in the opinion, such Subordinated Debt Securities will be characterized for income tax purposes as debt of Transamerica.

  ORIGINAL ISSUE DISCOUNT

     Under the terms of the Subordinated Debt Securities, Transamerica has the option to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 10 consecutive semiannual periods, but not beyond the maturity of such Subordinated Debt Securities. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Subordinated Debt Securities will not be considered issued with OID by reason of Transamerica's option to defer payments of interest if the likelihood of deferral is "remote."

     Transamerica has concluded, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of exercise of that option is "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent Transamerica from declaring dividends on its stock and would prevent Transamerica from making any payments with respect to debt securities that rank pari passu or junior to the Subordinated Debt Securities. Therefore, the Subordinated Debt Securities should not be treated as issued with OID by reason of Transamerica's deferral option. Rather, stated interest on the Subordinated Debt Securities will generally be taxable to a US Holder, as ordinary income, when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (the "Service"). Accordingly, it is possible that the Service could take a position contrary to the interpretation described herein.

     In the event Transamerica subsequently exercises its option to defer payments of interest on the Subordinated Debt Securities, the Subordinated Debt Securities would be treated as reissued for OID purposes and the sum of the remaining interest payments on the Subordinated Debt Securities would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Subordinated Debt Securities (including any period of interest deferral), without regard to the timing of cash payments under the Subordinated Debt Securities. The amount of OID that accrued in any period would generally approximate the amount of interest that accrued on the Subordinated Debt Securities in that period at the stated interest rate. Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder that disposes of a Capital Security prior to the record date for payment of distributions on the Subordinated Debt Securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to that OID.

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

     If Transamerica's option to defer payments of interest were not treated as remote, the Subordinated Debt Securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Subordinated Debt Securities (plus de minimis OID). That OID would generally be includible in a US Holder's taxable income, over the term of the Subordinated Debt Securities, on an economic accrual basis.

  CHARACTERIZATION OF INCOME

     Because the income underlying the Capital Securities will not be characterized as dividends for income tax purposes, corporate holders of Capital Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Capital Securities.

  MARKET DISCOUNT AND BOND PREMIUM

     Holders of Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount or acquisition premium (as each phrase is defined for income tax purposes).

  RECEIPT OF SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF TRUST

     Under the circumstances described under the caption "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution," above, the Subordinated Debt Securities may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for income tax purposes, and each US Holder would have an aggregate adjusted basis in its Subordinated Debt Securities for income tax purposes equal to such US Holder's aggregate adjusted basis in its Capital Securities. For income tax purposes, a US Holder's holding period in the Subordinated Debt Securities received in such a liquidation of the Trust would include the period during which such Capital Securities were held by such US Holder. If, however, the relevant event is a Tax Event that results in the Trust being treated as an association taxable as a corporation, the distribution likely would constitute a taxable event to US Holders of such Capital Securities.

     Under certain circumstances described herein (see "Description of the Capital Securities"), the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would be taxable for income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Capital Securities for cash. See "-- Sales of Capital Securities."

  SALES OF CAPITAL SECURITIES

     A US Holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted basis in the Capital Securities and the amount realized on the sale of such Capital Securities. A US Holder's adjusted basis in the Capital Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such US Holder's gross income to the date of disposition, and decreased by payments received on the Capital Securities (other than any interest received with respect to the period prior to the effective date of Transamerica's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if such Capital Securities have been held for more than one year. The Taxpayer Relief Act of 1997 generally reduces tax rates on capital gains recognized by individuals in respect of capital assets held for more than 18 months. US Holders are advised to consult with their own tax advisors as to the consequences of the Taxpayer Relief Act of 1997 in their particular circumstances.

     A holder that disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Subordinated Debt Securities through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Capital Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Capital Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for income tax purposes.

NON-US HOLDERS

     The following discussion applies to an Initial Holder that is not a US Holder (a "Non-US Holder").

     Payments to a holder of a Capital Security that is a Non-US Holder will generally not be subject to withholding of income tax, provided that (i) the beneficial owner of the Capital Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of Transamerica entitled to vote, (ii) the beneficial owner of such Capital Security is not a controlled foreign corporation that is related to Transamerica through stock ownership, and (iii) either (a) the beneficial owner of such Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalty of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.

     A Non-US Holder of a Capital Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Capital Security.

     A Non-US Holder that holds Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Subordinated Debt Securities.

INFORMATION REPORTING

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, Capital Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, Capital Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "-- Backup Withholding." Taxable income on the Capital Securities for a calendar year should be reported to US Holders on Forms 1099 by the following January 31st.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, conditioned on the required information being provided to the Service.

                                 *     *     *

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES. POTENTIAL HOLDERS OF CAPITAL SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired as a result of market-making activities or other trading activities.

     Transamerica and the Trust have agreed that, starting on the date on which the Exchange Offer is consummated and ending on the close of business 180 days after such date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until                     , 1998, all dealers effecting transactions
in the New Capital Securities may be required to deliver a prospectus.

     Transamerica and the Trust will not receive any proceeds from any sale of New Capital Securities by broker-dealers. New Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the date on which the Exchange Offer is consummated, Transamerica and the Trust will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Transamerica has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Capital Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire equity interests in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust were held by Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Capital Securities held by Benefit Plan Investors will be less than 25% of the total value of the Capital Securities at the completion of the initial offering or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities will be purchased and held by Transamerica.

     Certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the Capital Securities of the Trust were acquired with "plan assets" of such Plan and assets of the Trust were deemed to be "plan assets." For example, if Transamerica is a Party in Interest with respect to an investing Plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between Transamerica and the Trust (as represented by the Subordinated Debt Securities and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of the Trust were deemed to be "plan assets" (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

     Because the Capital Securities may be deemed to be equity interests in the Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. See "Notice to Investors" herein.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Capital Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Trust Securities and the creation of the Trust will be passed upon on by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust and Transamerica. The validity under New York law of the Subordinated Debt Securities and the Guarantee will be passed upon for Transamerica by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Certain United States federal income tax matters will be passed upon for Transamerica and the Trust by Orrick, Herrington & Sutcliffe LLP.

                                    EXPERTS

     The consolidated financial statements of Transamerica incorporated by reference in Transamerica's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As authorized by Section 145 of the Delaware Corporation Law, Transamerica's Certificate of Incorporation eliminates the personal liability of its directors to Transamerica or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for: (i) any breach of the duty of loyalty to Transamerica or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases) or (iv) any transaction from which the director derived an improper personal benefit.

     As authorized by Section 145 of the Delaware Corporation Law, Transamerica's By-Laws provide for indemnification of its directors and officers in certain cases. Indemnification shall be provided when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of Transamerica or a director or officer of Transamerica serving at the request of Transamerica as a director, officer, employee or agent of another enterprise; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that the director or officer did not act in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of Transamerica or, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful; and provided, further, that, except as to actions to enforce indemnification rights, Transamerica shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of Transamerica. When indemnification is required, the director or officer shall be indemnified for losses, liabilities and expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her in connection therewith.

     If such proceeding is brought by or on behalf of Transamerica, such person shall be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of Transamerica. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to Transamerica; however, a court may, even in such case, allow indemnification to such person for such expenses as the court deems proper.

     Transamerica's By-Laws provide that, notwithstanding the foregoing, where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her unless Transamerica has determined that indemnification of such person is not proper because he or she has not met the applicable standard of conduct.

     In addition to the above, Transamerica has entered into Indemnification Agreements (the "Indemnification Agreements") with each of its directors and officers. The Indemnification Agreements provide directors and officers with generally the same indemnification by Transamerica as is set forth in the immediately preceding paragraphs except that the Indemnification Agreements differ from the By-Laws in the following significant respects: (1) following a change in control (as defined) of Transamerica, approval by the board of Directors of Transamerica of a claim initiated by a director or officer is not required as a condition to such person's indemnification rights; and (2) no indemnification shall be provided to a director or officer if a final adjudication or judgment adverse to such person establishes that such person did not meet the required standard of care and such person's actions were material to the cause of action adjudicated or, with respect to an action brought by or in the right of Transamerica, that such person committed an act for which personal liability has not been eliminated under Transamerica's Certificate of Incorporation.

     The Indemnification Agreements also provide (i) for arbitration of indemnification claims after a change in control of Transamerica, (ii) if a potential change in control or a change in control occurs, the establishment of a trust for the benefit of an indemnitee of reasonably anticipated indemnification amounts, and (iii) if the indemnification provided in the Indemnification Agreements is not available, contribution by Transamerica based on the relative benefits to Transamerica and the indemnitee and the relative fault of Transamerica and the indemnitee.

     There is directors and officers liability insurance presently outstanding which insures directors and officers of Transamerica. The policy covers losses for which Transamerica shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policy also covers losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Transamerica. The losses covered by the policy are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policy contains certain deductible provisions.

     Under the Amended and Restated Declaration of Trust (which is filed as an exhibit to this Registration Statement), Transamerica has agreed to indemnify
(i) the Institutional Trustee, the Delaware Trustee, any of their affiliates and any officers, directors, shareholders, members, partners or certain other persons of the Institutional Trustee and the Delaware Trustee, and (ii) any Administrator, any affiliates, officers, directors, shareholders, members, partners or certain other persons of any Administrator, or any officer, employee or agent of the Trust or its affiliates against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified person by reason of the fact that they are or were an indemnified person, if such indemnified person acted in good faith and in a manner such indemnified person reasonably believed to be in or not opposed to the best interests of the Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     An index of exhibits appears at page II-6, which is incorporated herein by reference.

ITEM 22. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

     Registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Transamerica Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-4 and has duly caused this to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on March 30, 1998.

                                      TRANSAMERICA CORPORATION

                                      By:       /s/ FRANK C. HERRINGER

                                         ---------------------------------------
                                                   Frank C. Herringer
                                         Chairman, President and Chief Executive
                                                         Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
               /s/ FRANK C. HERRINGER                    Chairman, President, Chief     March 30, 1998
-----------------------------------------------------  Executive Officer and Director
                 Frank C. Herringer                     (Principal Executive Officer)

                 /s/ EDGAR H. GRUBB                     Executive Vice President and    March 30, 1998
-----------------------------------------------------      Chief Financial Officer
                   Edgar H. Grubb                       (Principal Financial Officer)

                /s/ BURTON E. BROOME                    Vice President and Controller   March 30, 1998
-----------------------------------------------------  (Principal Accounting Officer)
                  Burton E. Broome

                          *                                       Director              March 30, 1998
-----------------------------------------------------
                Robert W. Matschullat

                          *                                       Director              March 30, 1998
-----------------------------------------------------
                   Samuel L. Ginn

                          *                                       Director              March 30, 1998
-----------------------------------------------------
                   Gordon E. Moore

                          *                                       Director              March 30, 1998
-----------------------------------------------------
                     Toni Rembe

                          *                                       Director              March 30, 1998
-----------------------------------------------------
                  Condoleezza Rice

                          *                                       Director              March 30, 1998
-----------------------------------------------------
                  Charles R. Schwab

                          *                                       Director              March 30, 1998
-----------------------------------------------------
                 Forrest N. Shumway

                          *                                       Director              March 30, 1998
-----------------------------------------------------
                 Peter V. Ueberroth

                *By /s/ AUSTIN D. KIM                                                   March 30, 1998
  ------------------------------------------------
                    Austin D. Kim
                 (attorney-in-fact)

     Pursuant to the requirements of the Securities Act, Transamerica Capital III certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on March 30, 1998.

                                          TRANSAMERICA CAPITAL III

                                          By:      /s/ DAVID C. THOMAS

                                            ------------------------------------
                                            Name: David C. Thomas
                                            Administrator:

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
-------                           -----------
  4.1     Certificate of Trust of the Trust, dated October 31, 1997, as filed with the Secretary of State of the State of
          Delaware
  4.2     Indenture, dated as of December 5, 1996, between
          Transamerica and The First National Bank of Chicago, as
          Indenture Trustee
  4.3     Second Supplemental Indenture, dated November 14, 1997,
          between Transamerica and The First National Bank of Chicago, as Indenture Trustee
  4.4     Form of 7 5/8% Junior Subordinated Deferrable Interest
          Debenture (included in Exhibit 4.3)
  4.5     Amended and Restated Declaration of Trust, dated as of
          November 14, 1997, among Transamerica, the Trust, The First
          National Bank of Chicago, as Institutional Trustee, First
          Chicago Delaware Inc., as Delaware Trustee, and the
          Administrators named therein
  4.6     Form of New Capital Security Certificate for the Trust
          (included in Exhibit 4.5)
  4.7     Capital Securities Guarantee Agreement dated November 14,
          1997 between Transamerica and The First National Bank of
          Chicago, as Guarantee Trustee
  4.8     Registration Rights Agreement, dated November 14, 1997
          between the Trust, Transamerica and the Initial Purchasers named therein
  5.1     Opinion of Orrick, Herrington & Sutcliffe LLP, as to the
          validity of the New Subordinated Debt Securities and the
          Guarantee
  5.2     Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, as to the validity of the New Capital Securities
  8.1     Opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel, as to certain federal income tax matters
 12.1     Ratio of Earnings to Fixed Charges Computation (incorporated by reference to Exhibit 12 to Transamerica's Annual Report on Form 10-K for the year ended December 31, 1997)
 23.1     Consent of Ernst & Young LLP
 23.2     Consent of Orrick, Herrington & Sutcliffe LLP (included in
          Exhibit 5.1)
 23.3     Consent of Richards, Layton & Finger, P.A. (included in
          Exhibit 5.2)
 23.4     Consent of Orrick, Herrington & Sutcliffe LLP (included in
          Exhibit 8.1)
 24.1     Powers of Attorney
 25.1     Form T-1 Statement of Eligibility of The First National Bank
          of Chicago to act as trustee under the Indenture
 25.2     Form T-1 Statement of Eligibility of The First National Bank
          of Chicago to act as trustee under the Amended and Restated
          Declaration of Trust
 25.3     Form T-1 Statement of Eligibility of The First National Bank
          of Chicago under the Guarantee for the benefit of the
          holders of Capital Securities
 99.1     Form of Letter of Transmittal
 99.2     Form of Notice of Guaranteed Delivery
 99.3     Form of Exchange Agent Agreement

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